                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                 First Community Financial Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

            721 College Street, S.E.P.O. Box 3800 Lacey, WA 98509-3800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of First Community Financial Group, Inc. will be held at Cavanaughs, 2300 Evergreen Park Drive, Olympia, Washington on Tuesday, May 9, 2000, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

     1. ELECTION OF DIRECTORS. To elect two Directors for a term of three years expiring in the year 2003, or until their successors have been elected and qualified.

     2. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment of the meeting.

Only those shareholders of record at the close of business on March 24, 2000, will be entitled to notice of, and to vote at the meeting.

                                       By Order of the Board of Directors




Lacey, Washington                      James F. Arneson
April 7, 2000                          Secretary


================================================================================
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE FCFG THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. ANY PERSON GIVING A PROXY MAY REVOKE IT PRIOR TO ITS EXERCISE.
================================================================================

                    FIRST COMMUNITY FINANCIAL GROUP, INC.

       721 COLLEGE STREET, S.E.P.O. BOX 3800 (98509-3800) LACEY, WA 98503

                                 PROXY STATEMENT

DATE, TIME AND PLACE OF MEETING. This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about April 7, 2000, for use in connection with the Annual Meeting of Shareholders ("Annual Meeting") of First Community Financial Group, Inc. ("FCFG" or "Company") to be held on Tuesday, May 9, 2000. Only those shareholders of record at the close of business on March 24, 2000 ("Record Date"), will be entitled to vote. The number of shares of FCFG's common stock, $2.50 value ("Common Stock"), outstanding and entitled to vote at the Annual Meeting is 2,177,567.

SOLICITATION OF PROXIES. The enclosed Proxy is solicited by and on behalf of the Board of Directors of FCFG and the cost of solicitation will be borne by FCFG. Solicitation may be made by directors and officers of FCFG and its subsidiary, First Community Bank ("FCB" or "Bank"), either by use of the mail, by telephone, facsimile or personal interview. FCFG does not expect to pay any compensation for the solicitation of proxies.

QUORUM. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

VOTING OF PROXIES. If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the two nominees listed in this Proxy Statement, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by written notice to FCFG, by a subsequently dated proxy, or in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held, including the election of directors. Shareholders are not entitled to cumulate their votes in the election of directors.

                              ELECTION OF DIRECTORS

GENERAL

FCFG's Bylaws provide that the number of directors must fall within a range of 5 and 15, the exact number to be determined by resolution of the Board of Directors. The present size of the board has been fixed at six (6) directors. The Bylaws also provide that the Board of Directors may increase the number of directors by not more than two (2) between shareholders' meetings, and may fill the vacancies created by doing so, provided that the number of directors shall at no time exceed fifteen (15).

Directors are elected separately for the six Board positions. The two nominees for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

If you abstain from voting either by Proxy or in person at the Annual Meeting, you will effectively vote "AGAINST" a nominee, because your votes cannot be deemed voted "FOR" a nominee. In addition, "broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Proxies cannot be voted for more than two nominees.

Directors are elected for a term of three years and until their successors have been elected and qualified. FCFG's Articles of Incorporation require that the terms of the directors be staggered such that approximately one-third of the directors are elected each year. In accordance with this requirement, the Board of Directors has nominated Messrs. Martin or Parsons for election as directors for three-year terms to expire in the year 2003. The Board of Directors has no present knowledge that any of the nominees will refuse or be unable to serve. If either of Messrs. Martin and Parsons should refuse or be unable to serve, your proxy will be voted for those persons subsequently designated by the Board of Directors to replace any or all nominees.

Other nominations, if any, may be made only in accordance with the prior notice provisions contained in the Company's Articles of Incorporation. These notice provisions require, among other things, that a shareholder provide the Company with written notice not less than 14 days nor more than 60 days prior to the Annual Meeting (or, if the Company provides less than 21 days notice of meeting, no later than 7 days after the notice was mailed).

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS WHOSE TERMS CONTINUE

The following table sets forth certain information with respect to the director nominees and the other continuing directors, including the number of shares beneficially held by each as of January 1, 2000. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING IN 2003 (CLASS III DIRECTORS)

                                                           SHARES & PERCENTAGE OF COMMON
   NAME, AGE AND        PRINCIPAL OCCUPATION OF DIRECTOR      STOCK BENEFICIALLY OWNED
TENURE AS DIRECTOR           DURING LAST FIVE YEARS             AS OF JANUARY 1, 2000
------------------      --------------------------------    -----------------------------
Patrick L. Martin, 61   President, Patrick's Decorating            89,067 (2)   4.09%
Director since 1980     Center (1)

Ken F. Parsons, 54      Chairman, President & CEO,                226,823 (3)  10.42%
Director since 1978     FCFG and FCB


--------------------------------------------------------------------------------
               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  YOU VOTE "FOR" ALL OF THE DIRECTOR NOMINEES
--------------------------------------------------------------------------------

--------------------

(1) Mr. Martin also serves as director of Carpet Co-op of America, d/b/a Carpet One, and Leading Edge Marketing, both public companies which have a class of securities registered under Section 12 or subject to the requirements of
     Section 15(d) of the Securities Exchange Act of 1934.

(2) Includes 18,908 shares held jointly with spouse; 4,442 shares held in an IRA account for the benefit of Mr. Martin; 1,244 shares held in an IRA account for the benefit of Mr. Martin's wife; 44,564 unallocated shares held by the KSOP, considered beneficially owned by Mr. Martin as trustee for the KSOP; and 7,957 shares which could be acquired within 60 days by the exercise of stock options.

(3) Includes 86,439 shares held jointly with spouse; 1,866 shares held in an IRA account for the benefit of Mr. Parsons; 1,238 shares held in an IRA account for the benefit of Mr. Parson's wife; 28,150 shares held in the KSOP for the benefit of Mr. Parsons; 606 shares held jointly by Mrs. Parsons and their son; 486 shares held jointly by Mrs. Parsons and their daughter; and 108,038 shares which could be acquired within 60 days by the exercise of stock options.

           DIRECTORS WITH TERM EXPIRING IN 2001 (CLASS I DIRECTORS)

                                                              SHARES & PERCENTAGE OF COMMON
   NAME, AGE AND          PRINCIPAL OCCUPATION OF DIRECTOR      STOCK BENEFICIALLY OWNED
TENURE AS DIRECTOR             DURING LAST FIVE YEARS             AS OF JANUARY 1, 2000
------------------        --------------------------------    -----------------------------
A. Richard Panowicz, 55   President, Archives Northwest              96,905 (4)  4.45%
Director since 1995

Kenneth M. Wilcox, 70     Retired Pharmacist                         49,189 (5)  2.26%
Director since 1979


            DIRECTORS WITH TERM EXPIRING 2002 (CLASS II DIRECTORS)

                                                             SHARES & PERCENTAGE OF COMMON
   NAME, AGE AND         PRINCIPAL OCCUPATION OF DIRECTOR      STOCK BENEFICIALLY OWNED
TENURE AS DIRECTOR            DURING LAST FIVE YEARS             AS OF JANUARY 1, 2000
------------------       --------------------------------    -----------------------------
E. Paul DeTray, 66       President, DeTray's Quality Homes          101,044 (6)   4.64%
 Director since 1979

Michael N. Murphy, 57    Washington State Deputy Auditor             18,977 (7)
 Director since 1978

----------------

(4) Includes 18,370 shares held jointly with spouse; 4,410 shares held in a Charitable Remainder Trust, jointly with spouse; 12,744 shares held in an IRA account for the benefit of Mr. Panowicz; 1,481 shares held in an account for the benefit of his mother-in-law; 44,564 unallocated shares held by the KSOP of which Mr. Panowicz is a trustee; and 11,705 shares which could be acquired within 60 days by the exercise of stock options.

(5) Includes 46,232 shares held jointly with spouse; and 2,957 shares held in an IRA account for the benefit of Mr. Wilcox.

(6) Includes 62,237 shares held jointly with spouse; 18,753 shares held by DeTray's Quality Homes; and 12,850 held by the DeTray Family Partnership.

(7) Includes 5,834 shares which could be acquired within 60 days by the exercise of stock options.

         INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

The Board of Directors of FCFG generally meets on a quarterly basis with additional meetings as necessary. There were four (4) meetings of the Board of Directors of FCFG during 1999. All directors attended more than 75% of such meetings and of all committee meetings of which they were members.

COMMITTEES

The Board of Directors of FCFG and the Bank have established certain standing committees, including an Executive Committee, Compensation Committee and an Audit Committee. There is presently no standing Nominating Committee.

EXECUTIVE COMMITTEE. The FCFG Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. Current members of the Executive committee are Messrs. DeTray, Martin, Panowicz, and Parsons (Chairman). The Executive Committee did not meet during 1999.

COMPENSATION COMMITTEE. The Compensation Committee's purpose includes reviewing and proposing to the Board of Directors the compensation to be paid to Mr. Parsons and other compensation and benefit matters for the Bank. There were four
(4) meetings of the Compensation Committee held in 1999. Current members of the committee are Messrs. Martin (Chairman), DeTray, Panowicz, Bridges and Rants. Mr. Bridges and Mr. Rants are members of the board of directors of the bank.

AUDIT COMMITTEE. The Audit Committee's function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company's audited financial statements, internal accounting controls, regulatory examinations and compliance with laws, regulations and corporate policy. Current members of the committee are Messrs. Panowicz (Chairman), DeTray, Murphy, and Linda Buckner and Jewell Manspeaker. Ms. Buckner and Mr. Manspeaker are members of the board of directors of the Bank. There were four (4) meetings of the Audit Committee during 1999.

DIRECTOR COMPENSATION

DIRECTOR AND COMMITTEE FEES. FCFG has an established program for director compensation in which each director of FCFG receives a monthly retainer fee of $350. Directors of the Bank also receive a monthly retainer of $350, a board meeting attendance fee of $400 per meeting, and a committee meeting fee of $175 per meeting.

DEFERRED COMPENSATION AGREEMENTS. In 1992, the Company entered into deferred compensation agreements with four directors of FCB. The agreements allowed the directors to defer regular monthly Board fees for five years.

PERFORMANCE BASED FEES. A performance based fee schedule plan was implemented in 1992 under which, in addition to the base fees, directors receive fee adjustments based on FCFG's annual performance as measured by return on assets. No fees were paid for 1999 performance. Directors were each paid a $1,000 performance based fee in February 1999 for 1998 performance.

DIRECTOR STOCK OPTION PLAN. On April 19, 1994 the shareholders approved the 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS ("1994 Plan") which authorized the grant of options to purchase shares of Common Stock to non-employee directors. The 1994 Plan supplements the previously approved 1989 and 1992 Stock Option Plans for Non-Employee Directors ("1989/1992 Plans"). The exercise price of the options granted under the respective plans must not be less than the greater of the book value or market value at the time of grant, and options have a term of not more than ten years from the date of grant. At December 31, 1999, options to purchase 59,670 shares remained granted and unexercised under the 1994 Plan and 1989/1992 Plans, and 52,245 shares remain available for future grant under the 1994 Plan.

                             EXECUTIVE COMPENSATION

SUMMARY

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by FCFG and/or the Bank for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer, and those executive officers earning in excess of $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Long Term Compensation
                       ---------------------------------------------------------------------------------------
                                    Annual Compensation                           Awards             Payouts
                       ---------------------------------------------------------------------------------------
                                                                                        Securities
                                                                           Restricted   Underlying
Name and                                                   Other Annual      Stock       Options/       LTIP         All Other
Principal Position       Year     Salary($)    Bonus($)   Compensation($)   Awards($)   SARs(#)(1)   Payouts($)  Compensation($)(2)
-----------------------------------------------------------------------------------------------------------------------------------
KEN F. PARSONS           1999     $183,090     $     0          $0             0                0         0           $25,227
President, Director &    1998     $171,200     $70,438          $0             0                0         0           $21,575
CEO-FCFG Chairman,       1997     $155,200     $18,000          $0             0                0         0           $17,000
Director & CEO-Bank
-----------------------------------------------------------------------------------------------------------------------------------
JAMES F. ARNESON
EVP/CFO, Secretary       1999      $98,333     $     0          $0             0            5,000         0           $ 7,418
and Treasurer of         1998      $88,250     $36,628          $0             0                0         0           $ 5,627
FCFG and FCB             1997      $81,000     $ 6,000          $0             0           21,000         0           $ 5,152
-----------------------------------------------------------------------------------------------------------------------------------
JON M. JONES
EVP and Chief            1999      $83,336     $     0          $0             0            5,000         0           $ 6,038
Lending Officer of       1998      $76,286     $28,175          $0             0                0         0           $ 4,019
FCB                      1997      $70,484     $     0          $0             0           10,500         0           $ 3,234
-----------------------------------------------------------------------------------------------------------------------------------

(1) Consists of awards granted pursuant to FCFG's Employee Stock Option and Restricted Stock Award Plan.

(2) Includes any fees paid to Mr. Parsons as a director for participation in Board and committee meetings of $13,350, $11,975 and $8,000 for 1999, 1998 and 1997, respectively, and amounts paid by FCFG pursuant to the Company's Employee Stock Ownership Plan with 401(k) Provisions. Amount does not include deferred director fees totaling $4,800 for 1998, and $8,100 for 1997 for Mr. Parsons.

STOCK OPTIONS

STOCK OPTION GRANTS. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 1999.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------
                                 INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                   PRICE APPRECIATION FOR OPTION
                                                                                   TERM (1)
-----------------------------------------------------------------------------------------------------------------
                                        % OF TOTAL
                          OPTIONS     OPTIONS GRANTED  EXERCISE
         NAME           GRANTED (2)    TO EMPLOYEES     PRICE     EXPIRATION DATE        5%              10%
-----------------------------------------------------------------------------------------------------------------
James F. Arneson          5,000           19.2%         $30.00        3/24/2009         $45,450         $161,249
-----------------------------------------------------------------------------------------------------------------
Jon M. Jones              5,000           19.2%         $30.00        3/24/2009         $45,450         $161,249
-----------------------------------------------------------------------------------------------------------------

(1) The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements of the SEC and do not reflect FCFG's estimate of future stock price performance. Actual gains, if any, on stock options exercised and common stock holding are dependent upon future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Each option granted vests at the rate of approximately 20% per annum, beginning March 24, 1999. Options will become immediately exercisable in the event of a change in control of the Company. Each option has an exercise price equal to the greater of (i) the fair market value; or (ii) the net book value of the Common Stock on the date of grant. The options were granted on March 24, 1999.

STOCK OPTION EXERCISES. The following table sets forth certain information concerning exercises of stock options pursuant to FCFG's stock option plans by the executive officers named in the compensation table during the year ended December 31, 1999 and stock options held at year end.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

--------------------------------------------------------------------------------------------------------------------
                         Shares                                Number of                          Value of
                       Acquired on   Value Realized           Unexercised                       Unexercised
        Name            Exercise           (1)            Options at Year End             Options at Year End (2)
                                     -------------------------------------------------------------------------------
                                                       Exercisable    Unexercisable    Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------
Ken F. Parsons           13,711         $194,496         108,038          35,886         $163,981           0
--------------------------------------------------------------------------------------------------------------------
James F. Arneson                                          23,417          17,600         $130,008           0
--------------------------------------------------------------------------------------------------------------------
Jon M. Jones              1,500          $30,454           8,716          11,300          $59,940           0
--------------------------------------------------------------------------------------------------------------------

(1) Reflects the amount realized from the aggregate of the current market price of the Common Stock less the exercise price.

(2) On December 31, 1999, the estimated market price of the Common Stock was $24.00. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT AGREEMENTS

KEN F. PARSONS. On September 1, 1996, FCFG entered into an employment agreement with Mr. Parsons, President, Chief Executive Officer and Director of FCFG and of the Bank. The agreement has an eight-year term, subject to renewal. FCFG may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Parsons, or without cause with severance benefits of thirty-six months' salary continuation. If Mr. Parsons terminates his employment for any reason within twelve months of a change in majority control of FCFG, then the agreement provides the same severance benefits. Mr. Parsons is generally prohibited from competing with FCFG in its market area for at least twelve months following termination for any reason. The non-compete period is increased to thirty-six months following termination by FCFG without cause or by Mr. Parsons with good reason. The agreement provides that upon retirement, Mr. Parsons will receive a continuing service consulting fee based upon annual cash compensation and years of serving FCFG.

JAMES F. ARNESON. Effective March 1, 1998, FCFG and FCB entered into an employment agreement with Mr. Arneson, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of FCFG and FCB. The agreement has a two year term, with automatic two-year term renewals on each anniversary date of the agreement. FCFG may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Arneson, or without cause with severance benefits of 12 months' salary continuation. If Mr. Arneson terminates his employment for any reason within twelve months of a change in majority control of FCFG, then the agreement provides severance benefits of 24 months' salary continuation. Mr. Arneson is generally prohibited from competing with FCFG in its market area for at least twelve months following termination for any reason.

                           EMPLOYEE COMPENSATION PLANS

EXECUTIVE SUPPLEMENTAL INCOME PLAN

In 1992, the Company adopted an Executive Supplemental Income Plan ("ESIP") covering a senior group of management personnel. The post-retirement benefit provided by the ESIP is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Additionally, the ESIP provides a pre-retirement death benefit. These benefits are funded by life insurance policies owned by the Company covering the lives of participants.

EMPLOYEE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN

In 1999, Shareholders of FCFG approved the 1999 Employee Stock Option and Restricted Stock Award Plan ("Plan"). The purpose of the Plan is to provide additional incentives to selected eligible key officers of FCFG and its subsidiaries with the intention of (i) attracting and retaining the best available personnel for positions of responsibility with the Company and its subsidiaries, (ii) promoting the success of the business activities of the Company, and (iii) increasing shareholder value. The incentives are in the form of options to purchase shares of Common Stock and/or restricted stock awards of Common Stock. The Company has the first right of refusal to purchase any shares issued under the Plan prior to being sold on the open market. At December 31, 1999, options covering 297,932 shares were granted and remain unexercised under this plan and all predecessor plans, and 40,000 shares remain available for future grant.

Under the terms of the Plan, the exercise price of option shares will be the greater of the fair market value or net book value of the shares on the date the option is granted. All options granted in accordance with the Plan are incentive options under Section 422A of the Internal Revenue Code, and are exercisable over a ten (10) year period from the date of the grant.

EMPLOYEE STOCK OWNERSHIP PLAN

FCFG provides retirement benefits to eligible employees through an Employee Stock Ownership Plan that includes Internal Revenue Code 401(k) provisions (the "KSOP"). The KSOP was adopted as a 401(k) plan in 1987, and restated in 1992 to add employee stock ownership plan provisions. Eligible employees may defer up to 15% of their annual compensation on a pre-tax basis subject to certain IRS limits. Under the terms of the Plan, the Company matches one-half the employees' contributions, up to 3% of the employees' compensation. Profit sharing contributions to the Plan may also be made at the discretion of the Board of Directors.

All funds in the KSOP are held in trust. The KSOP is administered by a Board of Trustees that consist of Messrs. Arneson, Martin, and Panowicz. Investment of employee contributions to the KSOP are directed by the employee into a combination of the Company's Common Stock and a number of mutual and money market funds. The investment of Company contributions to the KSOP are generally invested in shares of the Company's Common Stock, although the Trustees have the discretion to invest in such other prudent investments as deemed appropriate.

Upon retirement or termination of employment, a participant is entitled to receive all Employer Basic Contributions, Employee Salary Reductions and Rollover Contributions. The participant will also be eligible to withdraw Employer Optional and Matching Contributions contributed by FCFG from profits, subject to a vesting schedule. A participant becomes fully vested in five years, with vesting of 20% each year after the first year of participation.

Contributions to the KSOP for the year ended December 31, 1999 were $300,000.

INCENTIVE COMPENSATION PLAN

Incentive compensation is awarded to officers and qualified employees based on the financial performance of the Company. Awards are payable if the Company meets earnings and growth objectives and are determined as a percentage of the participant's base salary.

                           REPORT OF COMPENSATION COMMITTEE

The report of the Personnel and Compensation Committee (the "Committee") is intended to describe in general terms the process the Committee undertakes and the factors it considers in determining the appropriate compensation for FCFG executive officers, including the executive officers who are named in the summary compensation table (the "Named Executives").

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

The Committee is responsible for (i) establishing and monitoring compensation programs for executive officers of FCFG and its subsidiaries; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of FCFG and its shareholders; and (iii) determining the compensation of the Chief Executive Officer. Current members of the Committee are Messrs. Martin (Chairman), DeTray, and Panowicz, and Sonny Bridges and Ron Rants (who serve on the board of directors of the Bank). None of the members of the Committee are officers or employees of FCFG or the Bank.

COMPENSATION PHILOSOPHY

The Committee's compensation philosophy is intended to reflect and support the goals and strategies that FCFG has established. Currently, FCFG's growth strategy is to expand the market share of markets currently served and to enter new markets within Southwest Washington. The key elements of this strategy are increased market penetration, geographic expansion, loan portfolio growth, development of innovative new product offerings, expanding the banking relationship with each customer and maintenance of asset quality. The Committee believes these goals, which are intended to create long-term shareholder value, must be supported by a compensation program that:

     -    attracts and retains highly qualified executives;

     - provides levels of compensation that are competitive with those offered by other financial institutions;

     - motivates executives to enhance long-term shareholder value by helping them to build their own ownership in FCFG; and

     - integrates FCFG's long-term strategic planning and measurement processes.

COMPONENTS OF COMPENSATION PROGRAM

FCFG's compensation program for executives consists of three key elements: (i) base salary; (ii) a performance-based annual bonus; and (iii) periodic grants of options and other stock-based compensation.

The Committee believes that this three-part approach best serves the interests of FCFG and its shareholders. It enables FCFG to meet the requirements of the highly competitive banking environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The variable annual bonus permits individual performance to be recognized and is based, in significant part, on an evaluation of the contribution made by the officer to FCFG's overall performance. Options and other stock-based compensation relate a significant portion of long-term remuneration directly to stock price appreciation realized by FCFG's shareholders, and further serve to promote an executive's continued service to the organization.

BASE SALARY. Base salaries for FCFG's executive officers are established by the Chief Executive Officer, taking into account such factors as competitive industry salaries, an executive's scope of responsibilities, and individual performance and contribution to the organization.

ANNUAL INCENTIVE. Executive officers have an annual incentive (bonus) opportunity with awards based on the overall performance of FCFG. The performance targets may be based on one or more of the following criteria: growth in assets, return on assets and return on equity.

FCFG's Chief Executive Officer determines the annual incentive pool at the commencement of each fiscal year. The size of the pool is based upon an assessment of FCFG's targeted performance as compared to previous year financial performance and the financial performance of other peer financial institutions. The Chief Executive Officer makes individual incentive recommendations to the Committee, within the limits of the pool, for eligible employees based upon an evaluation of their individual performance and contribution to FCFG's overall performance. If at the end of the fiscal year, FCFG's performance meets the targets that have been established, the incentives established at the beginning of the year are recommended to the Committee for approval. If actual performance is either higher or lower than the target, recommended incentives are adjusted upward or downward, accordingly.

STOCK OPTION AND OTHER STOCK-BASED COMPENSATION

Equity-based compensation is intended to more closely align the financial interests of FCFG's executives with long-term shareholder value, and to assist in the retention of executives who are key to the success of FCFG and its subsidiaries. Equity-based compensation has taken the form of incentive stock options pursuant to FCFG's existing stock option plans. The Committee determines from time to time which executives, if any, will receive stock options and determines the number of shares subject to each option. Grants of stock options are based on various subjective factors relating primarily to the responsibilities of individual executives, their past and expected future contributions to FCFG and prior option grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

The base compensation for FCFG's President and Chief Executive Officer, Ken F. Parsons, was determined by the Committee with final approval by the Board of Director's of FCFG based on the same criteria as the compensation for the other executive officers. FCFG entered into an eight-year employment agreement with Mr. Parsons on September 1, 1996 (see "Employment Agreements"). The Chief Executive Officer's bonus potential is based on achievement of certain targeted results of the Company (for fiscal 1999, with respect to the Company's return on average assets) and is determined by the Committee with final approval by the Board of Directors. Mr. Parsons does not participate in matters relating to his own compensation.

CONCLUSION

The Committee believes that for the 1999 fiscal year, the compensation for Mr. Parsons, as well as for the other executive officers, was consistent with FCFG's overall compensation philosophy and clearly related to the realization of FCFG's goals and strategies for the year.

                  Respectfully submitted by Committee members:

                E. PAUL DETRAY * PATRICK L. MARTIN (CHAIRMAN) *
                  RICHARD PANOWICZ * SONNY BRIDGES * RON RANTS

                             STOCK PERFORMANCE GRAPH

The following line graph compares the total cumulative shareholder return on the Bank's Common Stock, based on quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poor's S&P Composite 500 Index and the Nasdaq Banking Index. The graph assumes $100 invested on December 31, 1994, in the Bank's Common Stock and each of the indices.

                                    [GRAPH]

                                                          PERIOD ENDING
                     ------------------------------------------------------------------------------------
Index                   12/31/94      12/31/95      12/31/96      12/31/97     12/31/98      12/31/99
---------------------------------------------------------------------------------------------------------
FCFG                     $100.00       $113.82      $131.46       $153.72       $184.47      $161.47
S&P 500                  $100.00       $137.12      $168.22       $223.90       $287.35      $347.36
NASDAQ - BANKS           $100.00       $147.36      $190.05       $315.37       $283.33      $267.12

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of January 1, 2000, with respect to the shares beneficially owned by (i) the non-director executive officers named in the compensation table; (ii) all persons known by management who beneficially own more than five percent of FCFG's common stock and (iii) all executive officers and directors of FCFG as a group. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. Unless otherwise noted, all shares owned represent less than one percent of the outstanding shares of FCFG.

 Name, Relationship          Current Position with Company and        Number of Shares      Percent of Class
     with FCFG              Prior Five Year Business Experience      Beneficially Owned     Beneficially Owned
-------------------         -----------------------------------      ------------------     ------------------
James F. Arneson, 39        EVP, Chief Financial Officer                   72,782 (1)               3.34%

Jon M. Jones, 38            EVP/Chief Lending Officer since 1998           14,926 (2)                 --

                            SVP/Chief Lending Officer - 1997

                            VP/Regional Business Banking Manager
                             1995 - 1996
FCFG Employee Stock
Ownership Plan ("KSOP")                                                   308,484 (3)              14.17%

Directors and Executive
Officers as a group (7)                                                   571,869 (4)              26.27%

-----------------

(1) Includes 2,000 shares held held jointly with spouse; 180 shares held in an IRA account for the benefit of Mr. Arneson; 2,621 shares held in the KSOP for the benefit of Mr. Arneson; 44,564 unallocated shares held by the KSOP which are considered beneficially owned by Mr. Arneson as trustee for the KSOP; and 23,417 shares which could be acquired within 60 days by the exercise of stock options.

(2) Includes 1,775 shares held jointly with spouse; 4,435 shares held in the KSOP for the benefit of Mr. Jones and 8,716 shares which could be acquired within 60 days by the exercise of stock options.

(3) In addition to the 44,564 unallocated shares held by the KSOP, includes 28,218, 44,503, and 52,341 beneficially owned by Messrs. Arneson, Martin and Panowicz, respectively, solely as trustees of the KSOP, over which the KSOP disclaims beneficial ownership.

(4) Includes 44,564 unallocated shares held by the KSOP which are considered beneficially owned by Messrs. Arneson, Martin and Panowicz. Also includes options for 156,951 shares owned by directors and management, which are exercisable within 60 days of December 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1999 many directors and executive officers of FCFG and the Bank and their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.

FCB leases office space in which the Hawks Prairie branch office is located at 130 Marvin Road SE, Lacey, Washington, from Hawks Prairie Professional Center LLC, of which the Company's President and Chief Executive Officer, Ken F. Parsons is a partner. The initial term of the lease is five (5) years, with three five (5) year renewal options. The current lease payment is $10,355 per month, (which is adjusted on an annual basis in accordance with the Consumer price Index for the Seattle, Tacoma, Bremerton area effective on each anniversary date of the lease). The Company and FCB considers the rent and the terms and conditions of the lease agreement to be fair and substantially the same or better than the terms and conditions of leases prevailing for comparable arms-length transactions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

FCFG has adopted procedures to assist its directors and executive officers with
Section 16(a) of the Securities Exchange Act, which includes assisting the officer or director in preparing forms for filing with the Securities Exchange Commission. Based on the review of such forms, FCFG believes that all of its executive officers and directors complied with all filing requirements applicable to them.

                                    AUDITORS

The firm of Knight Vale & Gregory PLLC performed the audit of the consolidated financial statements for FCFG and its wholly owned subsidiaries, for the year ended December 31, 1999.

                                  OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's discussion and analysis of the Company should be read in conjunction with the accompanying consolidated financial statements. This analysis compares 1999 results and financial position with that of 1998 and 1997.

FORWARD-LOOKING INFORMATION

Statements appearing in this report which are not historical in nature, including the discussions of the effects of recent mergers and the adequacy of the Company's capital resources and allowance for credit losses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to the risks and uncertainties that may cause actual future results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. FCFG does not undertake any obligation to publicly release any revisions to forward-looking statements contained in this Proxy Statement, with respect to events or circumstances after the date of this Proxy Statement, or to reflect the occurrence of unanticipated events.

Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the region in which the Company operates, competitive products and pricing, fiscal and monetary policies of the federal government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management and asset/liability management, the financial and securities markets, and the availability of and costs associated with sources of liquidity.

PERFORMANCE OVERVIEW

In 1999, the company's total assets grew 8%,or $22,207,000 to $293,773,000.
Deposits increased $9,940,000, or 4% to $245,527,000. The balance of the asset growth resulted from an increase in federal funds purchased and other short term borrowings, which provided an additional $13,035,000. Strong loan demand fueled the asset growth. During 1999 loans, including loans held for sale, increased to $235,776,000 from $198,817,000, an increase of $36,959,000, or 19%.

Basic earnings per share for 1999 was $0.64 per share as compared to $1.74 per share for 1998 and $0.36 per share for 1997. The 1999 earnings and rates of return were significantly impacted by a special provision related to a particular borrower, which is discussed further under "ALLOWANCE FOR CREDIT LOSSES". The 1997 results were affected by significant charges related to the Company's acquisitions and costs associated with the repurchase of stock options.

The following table sets forth certain operating and capital ratios for the Company at December 31:

                                            1999       1998       1997       1996       1995
Return on Average Assets                    0.48%      1.26%       .29%      1.08%      0.53%
Return on Average Equity                    4.26%     12.61%      2.76%      9.30%      4.71%
Average Equity to Average Assets Ratio     11.32%      9.96%     10.40%     11.58%     11.28%


The accompanying "Summary of Operations Analysis" is presented as a supplement to the consolidated statement of income. This table should not be viewed as a substitute for the generally accepted accounting principle-based financial statements presented elsewhere in this report. Management believes that the analysis is meaningful to understand the results and trends in operating income separately from nonrecurring transactions, non-core activities and certain provisions. There are three primary differences between the consolidated statement of income and the operating income analysis. First, the line items are presented in a slightly different order. Second, certain transactions that management believes are nonrecurring or that are not related to what is core business are not included in non-interest income and non-interest expenses in determining operating income. Finally, operating income is income before the provision for credit losses, non-core items and income taxes.

The provision for credit losses is deducted from operating income as its amount is based on the analysis of the required level of the allowance for credit losses and can be subject to fluctuation due to the prevailing level of charge-offs. Due to the format of this presentation, the line items may not agree directly to the Consolidated Statements of Income. For detailed information on the items presented as non-core, refer to the respective discussions of "Non-interest Income" and "Non-interest Expenses".

SUMMARY OF OPERATIONS ANALYSIS


     (THOUSANDS)                              1999        1998        1997
     Net interest income                    $ 15,078    $ 14,727    $ 13,121
     Non-interest income                       4,619       4,919       3,193
     Non-interest expenses                   (14,109)    (13,948)    (13,116)
                                            --------    --------    --------
     Operating income                          5,588       5,698       3,198
     Provision for credit losses              (3,730)       (425)     (1,015)
     Non-core items
          Merger and integration costs            --        (391)       (968)
          Asset write-down                        --         (36)       (140)
          Repurchase of stock options             --          --      (1,133)
          Life insurance income                   --          --       1,110
          Officer survivor benefits               --          --        (379)
          Other                                   --          --        (187)
                                            --------    --------    --------
                                                  --        (427)     (1,697)
     Income before income taxes                1,858       4,846         486
                                            --------    --------    --------
     (Provision) Benefit for income taxes       (498)     (1,241)        233
                                            --------    --------    --------
     Net income                             $  1,360    $  3,605    $    719
                                            ========    ========    ========

Operating income for 1999 decreased $110,000, or 2% from 1998. Highlights for the period are discussed below.

RESULTS OF OPERATIONS

NET INTEREST INCOME

Net interest income in 1999 increased by $351,000, or 2%, from 1998. During the year interest income decreased $842,000, or 4% while interest expense decreased $1,193,000, or 14%. During the year the net interest margin increased 20 basis points from 5.86% to 6.06%.

Total interest income decreased from 1998 by $842,000 to $22,570,000. Total interest income on loans increased by $707,000. Of this amount, $1,735,000 resulted from an increase in the average volume of loans during the year. This was partially offset by $1,028,000 resulting from a decrease in the average yield on the loans portfolio from 10.21% in 1998 to 9.59% in 1999. Offsetting the increase in total loan interest, was a decline in the interest earned on investment securities and overnight investments, which decreased $1,,549,000. Of this amount, $244,000 came from a decline in the average yield on investment securities and overnight investments, while $1,305,000 was the result of a decrease in the average volume of these instruments, which were used to fund loan growth.

Total interest expense decreased 14% or $1,193,000 in 1999 to $7,492,000. Of this decrease $641,000 resulted from a decline in the average volume of interest bearing deposits, and $707,000 was from a decline in the average cost of funds during the year. The average volume of interest bearing deposits decreased $13,152,000 or 6%, while the average cost of interest bearing deposits decreased 42 basis points or 10% to 3.61%.

An analysis of the change in net interest income is as follows (THOUSANDS):

                                        1999 compared to 1998          1998 compared to 1997
                                     Increase (decrease) due to      Increase (decrease) due to

                                     Volume      Rate       Net      Volume       Rate       Net
Interest earned on:
  Loans                             $ 1,735    $(1,028)   $   707    $ 1,473    $  (483)   $   990
  Federal funds sold and deposits
    in banks                           (358)       (62)      (420)      (333)        29       (304)
  Investment securities                (947)      (182)    (1,129)     1,490         76      1,566
    Total interest income               429     (1,271)      (842)     2,630       (378)     2,252

Interest paid on:
  Savings, NOW and MMA                  (55)      (234)      (289)       588        (80)       507
  Time deposits                        (586)      (473)    (1,059)       101       (102)        (1)
  Other borrowings                      166        (11)       155        161        (22)       140
    Total Interest expense             (475)      (718)    (1,193)       850       (204)       646

    Net interest income             $   904    $  (553)   $   351    $ 1,780    $  (174)   $ 1,606

The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

Average consolidated statements of financial position and analysis of net interest spread were as follows (dollars in thousands):

-----------------------------------------------------------------------------------------------------------------------------------
                                                  1999                           1998                            1997
                                                Interest                       Interest                        Interest
                                     Average     Income    Average   Average    Income    Average    Average    Income    Average
                                     Balance    (Expense)   Rates    Balance   (Expense)   Rates     Balance   (Expense)   Rates
Earning Assets:
  Loans(1)                           $213,997    $20,518    9.59%   $194,016   $19,811    10.21%    $179,396   $18,821    10.49%
  Federal funds sold and interest
    bearing deposits in banks           2,307        112    4.85%      9,529       532     5.58%      15,484       836     5.40%
  Investment securities                32,318      1,940    6.00%     47,930     3,069     6.40%      24,606     1,503     6.11%
Total earning assets and
  interest income                     248,622     22,570    9.08%    251,475    23,412     9.31%     219,486    21,160     9.64%
                                     --------    -------            --------   -------              --------   -------
Other Assets:
  Cash and due from banks              13,208                         12,178                          10,907
  Bank premises and equipment           9,583                         10,312                          10,173
  Other assets                         13,513                         15,329                          11,725
  Allowance for credit losses          (2,471)                        (2,276)                         (1,954)
Total Assets                         $282,455                       $287,018                        $250,337
                                     ========                       ========                        ========
-----------------------------------------------------------------------------------------------------------------------------------
Liabilities and
Stockholders' Equity
Interest bearing liabilities:
  Deposits:
    Savings, NOW, and
    Money Market Deposits            $110,746    $(2,802)   2.53%   $112,779    (3,091)    2.74%    $ 91,220    (2,584)    2.83%
    Time deposits                      84,154     (4,240)   5.04%     95,273    (5,299)    5.56%      93,457    (5,300)    5.67%
                                     --------    -------            --------   -------              --------   -------
Total interest bearing deposits       194,900     (7,042)   3.61%    208,052    (8,390)    4.03%     184,677    (7,884)    4.27%
Other borrowings                        6,788       (450)   6.63%      4,269      (295)    6.91%       1,863      (155)    8.32%
                                     --------    -------            --------   -------              --------   -------
Total interest bearing liabilities
  and interest expense                201,688     (7,492)   3.71%    212,321    (8,685)    4.09%     186,540    (8,039)    4.31%
                                     --------    -------            --------   -------              --------   -------
Non-interest bearing deposits          46,541                         44,468                          35,685
Other liabilities                       2,264                          1,640                           2,076
Stockholder equity                     31,962                         28,589                          26,036
                                                                    --------                        --------
Total liabilities,
  stockholders' equity
  and net interest income            $282,455    $15,078            $287,018   $14,727              $250,337   $13,121
                                     ========    =======            ========   =======              ========   =======
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income as an
  average of earnings assets:
  Interest Income                                           9.08%                          9.31%                           9.64%
  Interest Expense                                          3.01                           3.45                            3.66
                                                            ----                           ----                            ----
  Net Interest Income                                       6.06%                          5.86%                           5.98%
                                                            ----                           ----                            ----
-----------------------------------------------------------------------------------------------------------------------------------

(1) For purposes of these computations, non-accrual loans are included in the average loan balance outstanding. Loan fees and late charges of $1,859,000, $1,902,000 and $1,991,000 are included in interest income in 1999, 1998 and 1997, respectively.

NON-INTEREST INCOME

Total non-interest income decreased from 1998 by $264,000 to $4,619,000. Net service charges and fees on deposit accounts increased 1% to $1,949,000. Mortgage loan origination fees declined 8% or $111,000 due to a rising interest rate environment which slowed mortgage origination activity during the year. Other non-interest income decreased by $171,000 from 1998 to $1,510,000. In 1998 the Bank sold its credit card portfolio and certain of its foreclosed real estate, realizing aggregate gains of $431,000, $408,000 more than earned in 1999. Fees from the Bank's ATM network increased by $103,000 from 1998 to $187,000 as a result of both deployment of additional ATMs and the implementation of a convenience fee levied on the use of the Bank's machines by non-customers. Earnings from the Bank's debit card program increased 48% during the year to $98,000

NON-INTEREST EXPENSE

Total non-interest expense decreased by $230,000 to $14,109,000 in 1999. Salaries and benefits increased only $81,000, or 1% to $7,945,000. Occupancy expenses increased by 3% as additional locations were opened for operational and administrative needs. Equipment expenses decreased by 3% from the prior year, and other expenses declined 7%, compared with 1998. The decline in other expenses primarily resulted from a decrease in the costs associated with the management of problem loans and foreclosed real estate. The ratio of non-interest expense as a percent of average total assets for the year decreased to 4.99% from 5.00% in 1998.


(DOLLARS IN THOUSANDS)                   1999      1998      1997
NON-INTEREST EXPENSES

Salaries and benefits                  $ 7,945   $ 7,864   $ 7,551
Occupancy                                1,003       978       707
Equipment                                1,200     1,239     1,305
Other                                    3,961     3,867     3,553
                                       -------   -------   -------
                                        14,109    13,948    13,116

NON-CORE EXPENSE ITEMS

Merger and integration costs                --       391       968
Officer survivor benefits                   --        --       379
Repurchase of stock options                 --        --     1,133
Other                                       --        --       187
                                       -------   -------   -------
                                            --       391     2,667
         Total Non-interest Expenses   $14,109   $14,339   $15,783

NON-CORE NON-INTEREST EXPENSE ITEMS. In connection with the 1997 acquisition of Prairie Security Bank and the four Wells Fargo Bank branches, merger and integration costs of $968,000 were incurred that year. These costs were incurred primarily for employee severance, professional fees, costs to eliminate redundant computer systems, administrative functions and premises and equipment. Included in this amount is $207,000 of goodwill amortization from the Prairie Security Bank acquisition, and $83,000 of core deposit premium amortization from the Wells Fargo Bank branch acquisition.

In 1997, the Company repurchased stock options from two former executives of Northwest Community Bank, necessitating the recognition of $1,133,000 in compensation and related settlement costs.

In connection with the Bank's Executive Supplemental Income plan of which John
R. Johnson, Sr., a Bank officer, was a participant, the Bank recognized costs in 1997 for survivor benefits and related costs upon his death in the amount of $379,000.

FINANCIAL CONDITION

OVERVIEW

Consolidated total assets increased by 8% to $293,773,000 in 1999. Asset growth was greatest in the loan portfolio. The loan portfolio, excluding loans held for sale and the allowance for credit losses, increased $38,464,000, or 20% compared to 1998. Cash flows from the securities portfolio and a decrease in overnight investments were used to partially fund the loan growth. Total deposits and short term borrowings at December 31, 1999 increased from 1998 by $9,942,000 and $13,035,000, respectively.

INVESTMENTS

The Company's investment portfolio decreased $6,631,000 to $29,116,000. Maturing securities and other cash flows from the portfolio were used to fund loan growth. Included in the portfolio are securities classified as "held-to-maturity", which are recorded at an amortized cost of $677,000, as well as securities classified as "available-for-sale", which are recorded at their fair value of $28,439,000. Because the available-for-sale portfolio is carried at fair value, its carrying value fluctuates with changes in market factors, primarily interest rates.

The carrying amount of securities and the approximate fair values were as follows (dollars in thousands):

                                                      Gross       Gross
                                         Amortized  Unrealized   Realized   Fair
                                            Cost      Gains       Losses    Value
Available-for-Sale Securities

December 31, 1999
  Equity Securities                       $ 1,774      $ --       $   --    $ 1,774
  U.S. Government and agency securities     7,731        --          530      7,201
  Corporate Securities                      5,339        --          137      5,202
  Mortgage backed securities                7,154        10          137      7,027
  State and municipal securities            7,544         6          315      7,235
                                          $29,542      $ 16       $1,119    $28,439
December 31, 1998
  Equity securities                       $ 1,661      $ --       $   --    $ 1,661
  U.S. Government and agency securities    15,578       114          255     15,437
  Corporate securities                      1,444        14           --      1,458
  Mortgage backed securities               11,144        63            7     11,200
  State and municipal securities            5,200       120            6      5,314
                                          $35,027      $311       $  268    $35,070

(CONTINUED)


                                       20

                                                      Gross       Gross
                                         Amortized  Unrealized   Realized   Fair
                                            Cost      Gains       Losses    Value
December 31, 1997
  Equity securities                       $ 2,709      $ --        $--     $ 2,709
  U.S. Government and agency securities    22,042        98         26      22,114
  Corporate securities                      4,657         4          2       4,659
  Mortgage backed securities                8,649         8         32       8,625
  State and municipal securities            3,498        54          1       3,551
                                          $41,555      $164        $61     $41,658
Held-to-Maturity Securities

December 31, 1999
  State and municipal securities          $   677      $ 25        $ 1     $   701

December 31, 1998
  State and municipal securities          $   677      $ 58        $ 1     $   734

December 31, 1997
  State and municipal securities          $   959      $ 67        $ 2     $ 1,024

The stated maturities of debt securities were as follows (dollars in thousands):

                                       Held-to-Maturity Securities    Available-for-Sale Securities
                                       ---------------------------    -----------------------------
                                                           Weighted                         Weighted
                                      Amortized    Fair    Average    Amortized    Fair     Average
                                         Cost     Value     Yield        Cost     Value      Yield
Due in one year or less                  $ --     $ --        --%      $   564   $   564     6.11%
Due after one year through five years     275      280      5.59%       11,126    10,850     5.95%
Due after five years through ten years    402      421      6.12%        6,764     6,465     5.41%
Due after 10 years                         --       --        --%        9,314     8,786     6.47%
                                         $677     $701                 $27,768   $26,665

Mortgage backed securities are allocated based on their anticipated principal repayment.

There were no gross realized gains or gross realized losses on sales of securities available for sale in 1999 and 1997.

Gross realized gains and losses on sales of securities available for sale were $11,000 and $5,000, respectively in 1998.

LOANS

Loan balances of portfolio loans increased by $38,464,000 to $232,825,000 in 1999.

The composition of the loan portfolio was as follows at December 31 (dollars in thousands):

                                   1999                 1998                 1997                 1996                 1995
                            Amount     Percent   Amount     Percent   Amount     Percent   Amount     Percent   Amount     Percent
Commercial                 $ 34,981     15.0%   $ 29,446     15.2%   $ 36,995     19.0%   $ 27,353     20.9%   $ 28,259     22.4%
Real estate construction     19,169      8.2%     17,390      8.9%     24,423     12.5%     14,071     10.8%     15,701     12.5%
Real estate mortgage        170,203     73.1%    141,120     72.6%    124,954     64.1%     83,242     63.7%     75,128     59.5%
Consumer                      8,472      3.7%      6,405      3.3%      8,489      4.4%      5,966      4.6%      7,066      5.6%

                           $232,825    100.0%   $194,361    100.0%   $194,861    100.0%   $130,632    100.0%   $126,154    100.0%

The Bank's loan portfolio is concentrated in real estate secured loans. Real estate mortgage loans primarily consist of commercial loans secured by real estate.

The following table shows the maturity analysis of commercial and real estate construction loans outstanding as of December 31, 1999 (dollars in thousands):

                                          After One
                                Within    But Within     After
                               One Year   Five Years   Five Years    Total
  Commercial                   $20,285      $11,104     $ 3,592     $34,981
  Real estate construction      12,183        6,421         565      19,169

                               $32,468      $17,525     $ 4,157     $54,150

Of these loans maturing after one year, $11,308,000 have predetermined or fixed interest rates and $10,374,000 have floating or adjustable interest rates.

DEPOSITS

Total deposits increased by $9,940,000, or 4% from 1998 to $245,527,000. Non-interest bearing deposits decreased by 9% to $42,481,000 in 1999 from $46,538,000 in 1998. Savings and interest bearing deposits and time deposits increased by $13,997,000, or 7%, to $203,046,000.

The Bank's deposits at December 31 are summarized as follows (dollars in thousands):

                                       1999                        1998                          1997
                                            Weighted                      Weighted                      Weighted
                                             Average                       Average                       Average
                           Amount      %      Rate      Amount      %       Rate      Amount      %       Rate
Demand Deposits           $ 42,481    17.3             $ 46,538    19.8              $ 43,245    16.4
Interest bearing demand     80,755    32.9    2.69%      84,427    35.8    2.86%       85,740    32.6     2.78%
Savings Accounts            24,764    10.1    2.28%      25,117    10.7    2.37%       26,743    10.2     2.92%
Other time deposits         97,527    39.7    5.04%      79,505    33.7    5.56%      107,393    40.8     5.67%

TOTAL                     $245,527   100.0             $235,587   100.0              $263,121   100.0

Time deposits at December 31, 1999 are scheduled to mature as follows (dollars in thousands):

                     Under   $100,000
                   $100,000   and over   Total
     0-90 days      $17,525   $15,544   $33,069
     91-180 days     16,723     3,103    19,826
     181-365 days    28,550     7,206    35,756
     Over 1 year      6,956     1,920     8,876
                    $69,754   $27,773   $97,527

ASSET QUALITY

Nonperforming assets consist of loans on which interest is no longer accrued, accruing loans past due 90 days or more and foreclosed real estate and other assets. Total nonperforming assets continued to decrease, declining 31% to $3,418,000 at December 31, 1999 from $4,959,000 at year-end 1998. Non-accrual loans decreased by $1,016,000, or 41% to $1,476,000. Accruing loans past due 90 days or more decreased 94% from $471,000 to $28,000. Foreclosed real estate decreased by $106,000. Any anticipated losses on these loans have been fully reserved for in the allowance for credit losses.

Nonperforming assets were as follows at December 31 (dollars in thousands):

                                           1999     1998     1997     1996     1995
Non-accrual loans                         $1,476   $2,492   $4,381   $1,898   $1,427
Accruing loans past due 90 days or more       28      471      319    1,238      401
Foreclosed real estate                     1,890    1,996    2,105    1,063      385
Other assets                                  24       --      132       --       --

                                          $3,418   $4,959   $6,937   $4,199   $2,213

The gross interest income that would have been recorded in 1999 if the loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the period, totaled $144,000. No interest income on these loans was included in net income in 1999.

The Company is not aware of any loans continuing to accrue interest at December 31, 1999 that represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. Material credits about which management is aware of any information which would raise serious doubts as to the ability of such borrowers to comply with the loan repayment terms have been fully reserved in the allowance for credit losses.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses reflects management's current estimate of the amount required to absorb losses on existing loans and commitments to extend credit, as well as an additional amount to provide a supplementary margin of safety. Determination of the appropriate level of the allowance is based on an analysis of various factors including historical loss experience based on volumes and types of loans, volumes and trends in delinquencies and non-accrual loans, trends in portfolio volume, results of internal and independent external credit reviews, and anticipated economic conditions. An analysis of the adequacy of the allowance is subject to quarterly review by the Board of Directors. Based on this analysis, management considers the allowance for credit losses to be adequate.

Transactions in the allowance for credit losses for the five years ended December 31, 1999 are as follows (dollars in thousands):


                                           1999        1998        1997        1996        1995
Balance at beginning of year             $2,290      $2,122      $1,420      $1,376      $1,250

Provision for credit losses               3,730         425       1,015         261         236

Transfer from Prairie Security Bank          --          --         469           0          --

Charge offs:
    Commercial                             (116)       (219)       (627)        (34)       (138)
    Real Estate Mortgage                    (65)        (98)        (69)       (116)        (12)
    Consumer                                (66)        (94)       (111)        (77)        (26)
                                          ------      ------      ------      ------      ------
                                           (247)       (411)       (807)       (227)       (176)
                                          ------      ------      ------      ------      ------
Recoveries                                   52         154          25          10          66

    Net charge-offs                        (195)       (257)       (782)       (217)       (110)

Balance at end of year                   $5,825      $2,290      $2,122      $1,420      $1,376
    Ratio of net charge-offs to
    average loans outstanding               .09%        .13%        .44%        .17%        .09%


The provision for credit losses increased from $425,000 in 1998 to $3,730,000 in 1999. Of this increase, $3,250,000 was the result of a special provision that was precipitated by a deterioration in the financial condition of one of the Bank's large public commercial loan customers. Late in the fourth quarter this customer reported a severe downturn in its financial condition. Although the customer has continued to meet its obligations to the Bank, its ability to do so in the future is in doubt. Accordingly, to reflect the potential loss on the loans, the Bank has made a special addition of $3,250,000 to its allowance for credit losses. Additionally, the Bank has obtained collateral from the guarantor of the loan. In the event of default, the Bank will take steps to realize upon the collateral. Should the customer continue to meet its obligations, the Bank may in the future reverse all or a portion of this special provision.

In May 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and in October 1996, issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition Disclosures, an amendment to SFAS No. 114". The Company measures impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair market value of the collateral if the loan is collateral dependent. The Company excludes loans that are currently measured at fair value or at the lower of cost or fair value, and certain large groups of smaller balance homogeneous loans that are collectively measured for impairment. The following table summarizes the Bank's impaired loans at December 31:

                                           1999          1998          1997          1996          1995
Total Impaired Loans                    $4,726,000    $2,492,000    $4,381,000    $1,898,000    $1,427,000

Total Impaired Loans with
Valuation Allowance                     $3,680,000      $362,000      $992,000    $1,493,000      $814,000

Allocation of Allowance for Credit
Losses                                  $3,347,000      $227,000      $139,000      $132,000      $164,000


No allocation of the allowance for credit losses was considered necessary for the remaining impaired loans. The balance of the allowance for credit losses in excess of these specific reserves is available to absorb losses from all loans.

It is the Company's policy to charge-off any loan or portion of a loan that is deemed uncollectible in the ordinary course of business. The entire allowance for credit losses is available to absorb such charge-offs. The Company allocates its allowance for credit losses primarily on the basis of historical data. Based on certain characteristics of the portfolio, losses can be anticipated for major loan categories.

In the following table, the allowance for credit losses at December 31, 1999, 1998, 1997, 1996 and 1995 has been allocated among major loan categories based on a number of factors including quality, volume, economic outlook and other business considerations (dollars in thousands):

                     1999              1998              1997              1996              1995
                          % of              % of              % of              % of              % of
                         Total             Total             Total             Total             Total
               Amount    Loans   Amount    Loans   Amount    Loans   Amount    Loans   Amount    Loans
Commercial     $3,616    62.1%     $576    15.2%     $678    19.0%     $412    29.0%     $295    21.4%
Real Estate     2,112    36.2%    1,633    81.5%    1,200    76.6%      887    62.5%      953    69.3%
Consumer           97     1.7%       81     3.3%      244     4.4%      121     8.5%      128     9.3%

     Total     $5,825   100.0%   $2,290   100.0%   $2,122   100.0%   $1,420   100.0%   $1,376   100.0%


LIQUIDITY, RATE SENSITIVITY AND MARKET RISK

The Company's assets and liabilities are managed to maximize long-term shareholder returns by optimizing net interest income within the constraints of maintaining high credit quality, conservative interest rate risk disciplines and prudent levels of liquidity. The Asset/Liability Committee meets regularly to monitor the composition of the balance sheet, to assess current and projected interest rate trends, and to formulate strategies consistent with established objectives for liquidity, interest rate risk and capital adequacy.

Liquidity management involves the ability to meet cash flow requirements of customers who may be either depositors withdrawing funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Liquidity is generated from both internal and external sources. Internal sources include assets that can be converted to cash with little or no risk of loss. These include overnight investments in federal funds sold and investment securities available for sale, particularly those of shorter maturity, and are the principal source of asset liquidity. At December 31, 1999, cash, deposits in banks, Federal funds sold and securities available for sale totaled $38,924,000. External sources refer to the ability to attract new liabilities and capital. They include increasing savings and demand deposits, federal funds purchased, and the issuance of capital and debt securities. At December 31, 1999, overnight and federal funds lines of credit totaled $35,377,000. These credit lines were accessed frequently as a source of funding during 1999 and amounted to $13,535,000 at December 31,1999.

Management believes the Bank's liquidity position at December 31, 1999, was adequate to meet its short term funding requirements.

Interest rate sensitivity is closely related to liquidity, as each is directly affected by the maturity of assets and liabilities. The Company's net interest margin is affected by changes in the level of market interest rates. Management's objectives are to monitor and control interest rate risk and ensure predictable and consistent growth in net interest income.

Management considers any asset or liability which matures, or is subject to repricing within one year to be interest sensitive, although continual monitoring is performed for other time intervals as well. The difference between interest sensitive assets and liabilities for a defined period of time is known as the interest sensitivity "gap", and may be either positive or negative. If positive, more assets reprice before liabilities. If negative, the reverse is true. Gap analysis provides a general measure of interest rate risk but does not address complexities such as prepayment risk, interest rate floors and ceilings imposed on financial instruments, interest rate dynamics and customers' response to interest rate changes. Currently the Banks' interest sensitivity gap is negative within one year. Assuming that general market interest rate changes affect the repricing of assets and liabilities in equal magnitudes, the effect of rising interest rates on the Company would be a decrease in the net interest margin, whereas falling interest rates would cause a corresponding increase in the margin.

                            INTEREST RATE GAP ANALYSIS DECEMBER 31, 1999

                                                Within      After One But    After Five      Total
(DOLLARS IN THOUSANDS)                         One Year      Within Five        Years
                                                               Years
Loans                                         $  83,277       $119,148        $30,400       $232,825
Securities:
    Available for sale                              565         10,620         15,480         26,665
    Held to maturity                                 --            170            507            677
Interest bearing deposits with banks                136             --             --            136
Federal funds sold                                    0             --             --              0
    Total Earning Assets                      $  83,978       $129,938        $46,387       $260,303

Deposits:
    Savings, NOW and money market             $ 105,519             --             --       $105,519
    Time deposits                                88,652       $  8,875             --         97,527
Short-term borrowings                            13,535             --             --         13,535
Long-term debt                                    2,030             --             --          2,030

    Total Interest Bearing Liabilities        $ 209,736       $  8,875             --       $218,611

    Net Interest Rate Sensitivity Gap         $(125,759)      $121,063        $46,387        $41,691


The Company's market risk is impacted by changes in interest rates. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of the Company's business.

The Company has market risk in the form of interest rate risk on it's financial assets. In an effort to understand the relative impact of this risk on the Company's current financial situation, a process known as a rate shock is applied to the current financial assets.

Rate shock is a process wherein the characteristics of the financial assets of the Company are reviewed in the event they are subjected to an instantaneous and complete adjustment in the market rate of interest. These results are modeled to determine the effects on interest rate margin for the succeeding twelve months from the repricing of variable rate assets and liabilities where applicable. The level of impact on the various assets and liabilities are also estimated for their sensitivity to pricing changes of such a market interest rate change.

According to this model and its assumptions, the change in net interest margin in the event market interest rates were to immediately rise or fall by 100 basis points is estimated to be $158,000. This amount represents approximately 1.1% of the 1999 net interest income.

CAPITAL

Consolidated capital of FCFG increased $277,000 during 1999. In addition to net earnings of $1,360,000, the exercise of stock options added $530,000, tax benefits associated with the exercise of stock options provided $177,000 and payments by the KSOP on the debt related to the Company's KSOP amounted to $228,000. The primary decrease to capital came from the payment of cash dividends of $0.58 per share, or $1,262,000. No cash dividends were paid in 1998, 1997, 1996 or 1995. Reported capital was also decreased by $756,000 as a result of the decrease in market value of the securities available for sale portfolio. This decrease was due to the increase in market rates in 1999 and represents the net unrealized decrease in the fair value of securities available for sale from their market values of the previous year.

There are regulatory constraints placed upon capital adequacy, however it is necessary to maintain an appropriate ratio between capital and assets. Regulations require banks and holding companies to maintain a minimum "leverage" ratio (primary capital ratio) of total assets. For the most highly rated holding companies this ratio must be at least 3%, and for others it must be 4 to 5%. At December 31, 1999, the Company's leverage ratio was 8.47%, compared to 8.59% at year-end 1998. For regulatory purposes, any goodwill and core deposit premium is treated as a reduction of capital. In addition, holding companies are required to meet minimum risk-based capital guidelines under which risk percentages are assigned to various categories of assets and off-balance-sheet items to calculate a risk-adjusted capital ratio. Tier I capital generally consists of common stockholders' equity, less goodwill and other intangible assets, while Tier II capital includes the allowance for credit losses, subject to 1.25% limitation of risk-adjusted assets. The rules require Tier II capital of 4% of risk-adjusted assets and total capital (combined Tier I and Tier II) of 8%. At December 31, 1999, the Tier I capital ratio was 8.94%, and total capital was 10.21%. The similar ratios at December 31, 1998 were a Tier I capital ratio of 10.60% and a total capital ratio of 11.64%.

SUPPLEMENTARY DATA

 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  DEC      SEPT      JUNE      MARCH       DEC       SEPT       JUNE      MARCH
                                 1999      1999      1999      1999       1998       1998       1998      1998
Interest income                $ 5,897    $5,804    $5,569    $5,300     $5,769     $5,870     $5,886    $5,887

Interest expense                 2,029     1,906     1,808     1,749      1,935      2,129      2,257     2,364

   Net interest income           3,868     3,898     3,761     3,551      3,834      3,741      3,629     3,523

Provision for credit losses      3,370       120       120       120        100         65        130       130

Non-interest income              1,197     1,187     1,165     1,070      1,324      1,247      1,222     1,090

Non-interest expense             3,359     3,575     3,673     3,502      3,563      3,655      3,674     3,447

Income taxes (benefit)            (625)      434       364       325        294        332        295       320

Net income (loss)              $(1,039)      956    $  769    $  674     $1,201     $  936     $  752    $  716

Basic earnings per share          (.48)      .44       .36       .32        .58        .44        .37       .35


                                FUTURE OUTLOOK

The following statements are forward-looking and should be read in conjunction with information contained in the section entitled
"Forward-looking Information".

The Company's objective is to continue growing in current and contiguous market areas in order to achieve greater economies of scale, and to have sufficient physical presence in these markets to effectively serve its customers. The Company has employed a strategy of growth by a combination of acquisitions and de novo branching, and will likely continue this strategy in the future. Management believes its growth prospects are very good, particularly in Pierce County, and intends to actively pursue expansion opportunities.

Due to the rise in interest rates and increased competition for deposits in the Bank's local market area as well as nationally, the cost of funding, both in the form of deposits and borrowings is expected to rise. Although a portion of the Bank's loan portfolio will also reprice to keep pace with rising market interest rates, a portion will not. Additionally, to fund continued loan growth it may be necessary to raise deposit interest rates in a magnitude greater than the increase in loan rates. During 1999 the Bank's net interest margin increased 20 basis points to 6.06%, however, the above factors may put pressure on the margin in the future.

YEAR 2000 COMMENTS

The Year 2000 or Y2K problem is a result of the inability of computer software programs to recognize the year 2000, as most programs and systems were designed to store calendar years in the 1900s by assuming the "19" and storing only the last two digits of the year. As the Company has reported in the past, it has spent considerable effort in preparing for Y2K in the period leading up to January 1, 2000.

The Company has not experienced any significant Y2K problems and has not been informed of any material Y2K problems by its customers or vendors. However, although January 1, 2000 is past, it is possible that some problems have gone undetected, or that other dates in the future may further affect computer software and systems, or equipment with embedded chip technology.

The Company will continue to monitor the Y2K compliance of its own computer systems and equipment with embedded technology, as well as any Y2K related problems that may be reported to it by third parties with whom it does business.

As discussed in the Company's Form 10-Q for the fiscal quarter ended September 30, 1999, the Company estimated that the total costs of remediation associated with the Y2K issue would not have a material effect on the operations or financial condition of the Company. The Company believes, based on its review of such costs to March 15, 2000, that this statement continues to be true. However, as noted above, it is possible that additional costs will be incurred in connection with Y2K problems that may still occur in the future.

FORWARD LOOKING STATEMENTS

The discussion above regarding the Company's Y2K status includes certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PLSRA"). The Company desires to take advantage of the "safe harbor" provisions of the PLSRA as they apply to forward looking statements. The Company's ability to predict the results of future plans is inherently uncertain, and is subject to factors that may cause actual results to differ materially from those projected. Factors that could affect the actual results include the possibility that systems modifications will not operate as intended, and that the Company or its significant customers or vendors have not yet detected Y2K problems that have arisen or will arise in the future.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

Shareholders interested in presenting a proposal for consideration at the annual meeting of shareholders in 2001 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion in the proxy statement, shareholder proposals must be received by First Community Financial Group no later than December 3, 2000. Additionally, if notice of a shareholder proposal is received after February 16, 2001, the persons named as proxies in the form of proxy will have discretionary authority to vote on the shareholder proposal.

                                 MISCELLANEOUS

Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 1999. Written requests for the Form 10-K should be addressed to James F. Arneson, First Community Financial Group, Inc., 721 College Street, P.O. Box 3800, Lacey, Washington 98509-3800.


                                     By Order of the Board of Directors



Lacey, Washington                                      James F. Arneson
April 7, 2000                                                 Secretary

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE FCFG THE EXPENSE OF FURTHER REQUESTS FOR PROXIES, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.
ANY PERSON GIVING A PROXY MAY REVOKE IT PRIOR TO ITS EXERCISE.
------------------------------------------------------------------------------

                     First Community Financial Group Inc.
                              and Subsidiaries

                         CONSOLIDATED FINANCIAL REPORT

                              December 31 1999

CONTENTS
--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT.................................................F-1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets..................................................F-2

Consolidated Statements of Income............................................F-3

Consolidated Statements of Stockholders' Equity........................F-4 - F-5

Consolidated Statements of Cash Flows..................................F-6 - F-7

Notes to Consolidated Financial Statements............................F-8 - F-31

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
FIRST COMMUNITY FINANCIAL GROUP, INC.
Lacey, Washington

We have audited the accompanying consolidated balance sheets of FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FIRST COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.



KNIGHT VALE & GREGORY PLLC
January 28, 2000
Tacoma, Washington

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
(Dollars in Thousands)

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998


                                                                                 1999         1998
ASSETS
     Cash and due from banks                                                  $  10,349    $  12,315
     Interest bearing deposits in banks                                             136          127
     Federal funds sold                                                            --          2,815
     Securities available for sale                                               28,439       35,070
     Securities held to maturity (market value:  1999 - $701; 1998 - $734)          677          677
     Loans held for sale                                                          2,951        4,456

     Loans                                                                      232,825      194,361
     Allowance for credit losses                                                 (5,825)      (2,290)
     NET LOANS                                                                  227,000      192,071

     Premises and equipment                                                       9,187        9,474
     Foreclosed real estate                                                       1,890        1,996
     Accrued interest receivable                                                  1,226        1,120
     Cash value of life insurance                                                 3,014        2,959
     Goodwill                                                                     7,085        7,493
     Other assets                                                                 1,819          993

     TOTAL ASSETS                                                             $ 293,773    $ 271,566


LIABILITIES
     Deposits:
       Demand                                                                 $  42,481    $  46,538
       Savings and interest-bearing demand                                      105,519      109,544
       Time deposits                                                             97,527       79,505
     TOTAL DEPOSITS                                                             245,527      235,587

     Federal funds purchased                                                      3,200         --
     Short-term borrowings                                                       10,335          500
     Long-term debt                                                               2,030        2,808
     Accrued interest payable                                                       299          297
     Other liabilities                                                            1,764        2,033

     TOTAL LIABILITIES                                                          263,155      241,225

COMMITMENTS AND CONTINGENT LIABILITIES                                             --           --

STOCKHOLDERS' EQUITY
     Preferred stock (no par value); 200,000 shares authorized, none issued        --           --
     Common stock (par value:  $2.50); 10,000,000 shares authorized,
       shares issued:  1999 - 2,177,167; 1998 - 2,126,147                         5,443        5,315
     Surplus                                                                     23,428       22,849
     Retained earnings                                                            2,855        2,757
     Accumulated other comprehensive income (loss)                                 (728)          28
     Debt related to KSOP                                                          (380)        (608)
     TOTAL STOCKHOLDERS' EQUITY                                                  30,618       30,341

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 293,773    $ 271,566



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------
(Dollars in Thousands, Except Per Share Data)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                               1999       1998       1997
                                                               ----       ----       ----
INTEREST INCOME
     Loans                                                   $ 20,518   $ 19,811   $ 18,821
     Federal funds sold and deposits in banks                     112        532        836
     Investment securities:
       Taxable                                                  1,560      2,799      1,339
       Non-taxable                                                380        270        164
     TOTAL INTEREST INCOME                                     22,570     23,412     21,160

INTEREST EXPENSE
     Deposits                                                   7,042      8,390      7,884
     Other                                                        450        295        155
     TOTAL INTEREST EXPENSE                                     7,492      8,685      8,039

     NET INTEREST INCOME                                       15,078     14,727     13,121

PROVISION FOR CREDIT LOSSES                                     3,730        425      1,015

     NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES     11,348     14,302     12,106

NON-INTEREST INCOME
     Service charges on deposit accounts                        1,949      1,931      1,610
     Origination fees and gains on sales of loans               1,160      1,271        750
     Life insurance proceeds                                     --         --        1,110
     Other operating income                                     1,510      1,681        693
     TOTAL NON-INTEREST INCOME                                  4,619      4,883      4,163

NON-INTEREST EXPENSES
     Salaries                                                   6,325      6,446      5,590
     Employee benefits                                          1,620      1,418      1,961
     Occupancy                                                  1,003        978        707
     Equipment                                                  1,200      1,239      1,305
     Repurchase of stock options                                 --         --        1,133
     Other                                                      3,961      4,258      5,087
     TOTAL NON-INTEREST EXPENSES                               14,109     14,339     15,783

     OPERATING INCOME BEFORE INCOME TAXES                       1,858      4,846        486

INCOME TAXES (BENEFIT)                                            498      1,241       (233)

     NET INCOME                                              $  1,360   $  3,605   $    719


EARNINGS PER SHARE
     Basic                                                   $    .64   $   1.74   $    .36
     Diluted                                                      .60       1.62        .34



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
(Dollars in Thousands)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                                                           ACCUMULATED
                                     SHARES OF                                             OTHER              DEBT
                                     COMMON       COMMON                       RETAINED    COMPREHENSIVE      RELATED
                                     STOCK        STOCK          SURPLUS       EARNINGS    INCOME (LOSS)      TO KSOP      TOTAL
BALANCE, DECEMBER 31, 1996           1,698,505        $4,246       $13,745        $3,186          $(13)        $(245)      $20,919

Comprehensive income:
     Net income                             --            --            --           719            --            --           719
     Other comprehensive income,
       net of tax:
          Change in unrealized gain
             on securities                  --            --            --            --            81            --            81
     COMPREHENSIVE INCOME                                                                                                      800

Stock options exercised                 17,897            44           159            --            --            --           203
5% stock dividend                       93,678           234         2,062        (2,309)           --            --           (13)
Stock repurchased                     (122,570)         (306)       (2,206)           --            --            --        (2,512)
Stock issued for purchase of
     Prairie Security Bank             307,916           770         6,699            --            --            --         7,469
Net increase in debt related
     to KSOP                                --            --            --            --            --          (701)         (701)

     BALANCE, DECEMBER 31, 1997      1,995,426         4,988        20,459         1,596            68          (946)       26,165

Comprehensive income:
     Net income                             --            --            --         3,605            --            --         3,605
     Other comprehensive loss,
       net of tax:
          Change in unrealized loss
             on securities, net of
             reclassification adjustment    --            --            --            --           (40)           --           (40)
     COMPREHENSIVE INCOME                                                                                                    3,565

Stock options exercised                 35,680            89           188            --            --            --           277
5% stock dividend                       99,187           248         2,182        (2,444)           --            --           (14)
Stock repurchased                       (4,146)          (10)          (70)           --            --            --           (80)
Income tax benefit from exercise
     of stock options                       --            --            80            --            --            --            80
Compensation expense for
     issuance of stock options              --            --            10            --            --            --            10
Net decrease in debt related
     to KSOP                                --            --            --            --            --           338           338

     BALANCE, DECEMBER 31, 1998      2,126,147         5,315        22,849         2,757            28          (608)       30,341



(CONTINUED)
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
(CONCLUDED) (Dollars in Thousands)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                                                           ACCUMULATED
                                     SHARES OF                                             OTHER              DEBT
                                     COMMON       COMMON                       RETAINED    COMPREHENSIVE      RELATED
                                     STOCK        STOCK          SURPLUS       EARNINGS    INCOME (LOSS)      TO KSOP      TOTAL
BALANCE, DECEMBER 31, 1998           2,126,147        $5,315       $22,849        $2,757         $  28         ($608)      $30,341

Comprehensive income:
     Net income                             --            --            --         1,360            --            --         1,360
     Other comprehensive loss,
       net of tax:
          Change in unrealized loss
             on securities                  --            --            --            --          (756)           --          (756)
     COMPREHENSIVE INCOME                                                                                                      604

Stock options exercised                 51,020           128           402            --            --            --           530
Cash dividends declared
     ($.58 per share)                       --            --            --        (1,262)           --            --        (1,262)
Income tax benefit from
     exercise of stock options              --            --           177            --            --            --           177
Net decrease in debt related
     to KSOP                                --            --            --            --            --           228           228

     BALANCE, DECEMBER 31, 1999      2,177,167        $5,443       $23,428        $2,855         ($728)        ($380)      $30,618



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
(Dollars in Thousands)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                                       1999        1998         1997
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                      $  1,360    $  3,605    $    719
     Adjustments to reconcile net income to net cash
       provided by (used in) operating activities:
         Provision for credit losses                                    3,730         425       1,015
         Depreciation and amortization                                  1,096       1,296       1,231
         Deferred income taxes (benefit)                               (1,119)        327        (225)
         Stock dividends received                                        (122)       (129)       (110)
         Amortization of goodwill                                         408         391         290
         Life insurance proceeds                                           --          --       1,419
         Origination of loans held for sale                           (48,753)    (55,868)    (38,029)
         Proceeds from sales of loans held for sale                    50,258      55,716      34,451
         (Increase) decrease in cash value of life insurance               (7)        200          60
         Gain on sales of foreclosed real estate                          (11)       (431)        (11)
         (Increase) decrease in accrued interest receivable              (106)        371        (657)
         Increase (decrease) in accrued interest payable                    2        (106)        174
         Other - net                                                      432         956        (675)
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                7,168       6,753        (348)

CASH FLOWS FROM INVESTING ACTIVITIES
    Activity in securities available for sale:
       Sales                                                               --       4,416          --
       Maturities, prepayments and calls                               19,507      39,698      15,164
       Purchases                                                      (13,764)    (37,246)    (44,652)
     Activity in securities held to maturity:
       Maturities, prepayments and calls                                   --         280       2,220
     Net (increase) decrease in interest bearing deposits in banks         (9)      5,521       5,217
     Net (increase) decrease in federal funds sold                      2,815       8,185      (7,000)
     Net increase in loans                                            (39,345)     (2,176)    (28,795)
     Proceeds from sales of foreclosed assets                             753       2,745         258
     Additions to premises and equipment                               (1,228)       (771)     (2,324)
     Proceeds from sales of premises and equipment                        444         746          --
     Purchase of Prairie Security Bank, net of cash acquired               --          --        (880)
     Deposit premium paid on branches purchased                            --          --      (2,997)
     Other - net                                                           --         (55)        293
     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              (30,827)     21,343     (63,496)



(CONTINUED)

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
(CONCLUDED) (Dollars in Thousands)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                                           1999       1998        1997
CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase (decrease) in deposits                                $  9,940    ($27,534)   $ 68,842
     Net increase in short-term borrowings                                13,035         500          --
     Proceeds from exercise of stock options                                 530         277         203
     Proceeds from issuance of long-term debt                                 --          --       2,750
     Repayment of long-term debt                                            (550)       (550)     (2,170)
     Repurchase of common stock                                               --         (80)     (2,512)
     Payment for fractional shares                                            --         (14)        (13)
     Payment of cash dividends                                            (1,262)         --          --
     Other - net                                                              --          --        (103)
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  21,693     (27,401)     66,997

     NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS                   (1,966)        695      (3,153)

CASH AND DUE FROM BANKS
     Beginning of year                                                    12,315      11,620       8,467

     END OF YEAR                                                        $ 10,349    $ 12,315    $ 11,620


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash payments for:
       Interest                                                         $  7,490    $  8,791    $  7,865
       Income taxes                                                        1,105         865         320

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES
     Foreclosed real estate acquired in settlement of loans             $    822    $  2,318    $  1,222
     Financed sale of foreclosed real estate                                 136          53          --
     Excess of cost over net assets acquired of Prairie Security Bank         --          --      (5,177)
     Common stock issued for purchase of Prairie Security Bank                --          --       7,469
     Stock dividends                                                          --       2,430       2,296
     Compensation expense for issuance of stock options                       --          10          --
     Fair value adjustment of securities available for sale, net            (756)        (40)         81
     Net increase (decrease) in unearned KSOP shares                        (228)       (338)        701
     Income tax benefit from exercise of stock options                       177          80          --



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

First Community Financial Group, Inc. (the Company) provides commercial banking services in Washington State through 15 branches concentrated in and around Thurston, Grays Harbor, Pierce and Lewis Counties. Additionally, the Company provides real estate mortgage lending services and the sale of non-deposit investment products through its branch network. The Company's primary source of revenue is providing loans to customers who are predominately small and middle-market businesses and middle-income individuals.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, First Community Bank of Washington (FCB). FCB is also referred to as "the Bank." FCB Financial Services, Inc., a wholly owned subsidiary of FCB, is also included in the consolidated financial statements. All significant intercompany transactions and balances have been eliminated.

CONSOLIDATED FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses and the valuation of foreclosed real estate and deferred tax assets.

Certain prior year amounts have been reclassified to conform to the 1999 presentation. The reclassifications had no effect on net income or retained earnings as previously reported. All dollar amounts, except per share information, are stated in thousands.

SECURITIES AVAILABLE FOR SALE

Securities available for sale consist of debt securities which may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates and similar factors, and certain equity securities. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of stockholders' equity entitled "accumulated other comprehensive income (loss)." Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

SECURITIES HELD TO MATURITY

Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income over the period to maturity.

(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

TRANSFERS OF FINANCIAL ASSETS

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

LOANS HELD FOR SALE

Mortgage and government guaranteed loans originated for sale in the secondary market are carried at the lower of cost or estimated market value. Net unrealized losses are recognized through a valuation allowance established by charges to income.

LOANS

Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding.

Generally the accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest, unless they are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal balance.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. The allowance is based on management's periodic evaluation of potential losses in the loan portfolio after consideration of historical loss experience, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, economic conditions, the results of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and state regulatory agencies, and other risks inherent in the portfolio. This evaluation is inherently subjective, as it requires the use of current estimates, which may vary from the ultimate collectibility experienced in the future. The estimates used are reviewed periodically, and, as adjustments become necessary, they are charged to operations in the period in which they become known.

When management determines it is possible that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. Loans that experience insignificant payment delays and payment shortfalls are generally not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of shortfall in relation to the principal and interest owed. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs. The amount of impairment and any subsequent charges are recorded through the provision for credit losses as an adjustment to the allowance for credit losses.

(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation, which is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less. Gains or losses on dispositions are reflected in earnings.

GOODWILL

Goodwill represents costs in excess of net assets acquired (see Note 2), and is amortized on a straight-line basis over a period of 15 to 25 years. The Company periodically evaluates goodwill for impairment.

FORECLOSED REAL ESTATE

Real estate properties acquired through, or in lieu of foreclosure are initially recorded at the fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to foreclosed real estate is charged to the allowance for credit losses. Properties are evaluated regularly to ensure that the recorded amounts are supported by their current fair values, and that valuation allowances to reduce the recorded amounts to fair value less estimated costs to dispose are recorded as necessary. Additions to or reductions from valuation allowances are recorded in income.

INCOME TAXES

Deferred tax assets and liabilities result from differences between the financial statement recorded amounts and the tax bases of assets and liabilities, and are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. The deferred tax provision represents the difference between the net deferred tax asset/liability at the beginning and end of the year. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company files a consolidated income tax return with its subsidiaries. The subsidiaries provide for tax on a separate company basis and remit to the Company amounts currently due.

STOCK-BASED COMPENSATION

The Company accounts for stock-based awards to employees and directors using the intrinsic value method, in accordance with APB No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Accordingly, no compensation expense has been recognized in the consolidated financial statements for employee and director stock arrangements where the grant price is equal to market price. However, the required pro forma disclosures of the effects of all options granted on or after January 1, 1995 have been provided in accordance with SFAS No. 123, ACCOUNTING FOR STOCK- BASED COMPENSATION.

(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments disclosed in the consolidated balance sheets:

          CASH AND SHORT-TERM INSTRUMENTS
          The recorded amounts of cash and short-term instruments approximate their fair value.

          SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY
          Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The recorded values of restricted equity securities approximate fair values.

          LOANS
          For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on recorded values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of loans held for sale are based on their estimated market prices. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

          DEPOSIT LIABILITIES
          The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their recorded amounts). The recorded amounts of variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation based on interest rates currently being offered on similar certificates.

          SHORT-TERM BORROWINGS
          The recorded amounts of federal funds purchased and short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

          LONG-TERM DEBT
          The fair values of the Company's long-term debt are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The recorded amounts of variable rate debt approximate their fair value.

CASH EQUIVALENTS

The Company considers all amounts included in the balance sheets caption "Cash and due from banks" to be cash equivalents.

(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED)

EARNINGS PER SHARE

Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Company's stock option plans.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value. Under this statement, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. This statement is effective for all fiscal years beginning after June 15, 2000. The Company had no derivatives as of December 31, 1999, nor does the Company engage in any hedging activities. The Company does not anticipate that the adoption of SFAS No. 133 will have a material effect on its financial position or results of operations.

NOTE 2 - ACQUISITIONS

PRAIRIE SECURITY BANK

The Company completed an acquisition of Prairie Security Bank (PSB) effective February 7, 1997. PSB had three branches and was headquartered in Yelm, Washington. The Company paid $2,319 in cash and issued 307,916 shares of common stock totaling $7,469. The acquisition was treated as a purchase for accounting purposes. Accordingly, the assets and liabilities of PSB were recorded on the books of the Company at their respective fair market values at the effective date of the acquisition. Goodwill, the excess of the purchase price (cost) over the net fair value of the assets and liabilities acquired, was recorded at $5,177. Amortization of goodwill over a 25-year period will result in a charge to earnings of approximately $208 per year.

WELLS FARGO BRANCHES

On July 18, 1997, the Bank purchased four Wells Fargo Bank branches in Hoquiam, Montesano, Toledo and Winlock. The purchase included deposits of approximately $43 million and the four branch facilities. The assets and liabilities acquired were recorded on the books of the Company at their respective fair market values at the effective date of the acquisition. Goodwill was recorded for $2,997. Amortization of goodwill over a 15-year period will result in a charge to earnings of approximately $200 per year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 3 - RESTRICTED ASSETS

Federal Reserve Board regulations require that the Bank maintain certain minimum reserve balances on deposit with the Federal Reserve Bank. The amounts of such balances for the years ended December 31, 1999 and 1998 were approximately $1,240 and $1,945, respectively.

NOTE 4 - DEBT AND EQUITY SECURITIES

Debt and equity securities have been classified according to management's intent. The recorded amounts of securities and their fair value at December 31 were as follows:


                                                                GROSS           GROSS
                                                 AMORTIZED      UNREALIZED      UNREALIZED        FAIR
                                                 COST           GAINS           LOSSES            VALUE
SECURITIES AVAILABLE FOR SALE

DECEMBER 31, 1999
     U.S. Government and agency securities         $7,731            $--           $530         $7,201
     Equity securities                              1,774             --             --          1,774
     Corporate securities                           5,339             --            137          5,202
     Mortgage backed securities                     7,154             10            137          7,027
     State and municipal securities                 7,544              6            315          7,235

                                                  $29,542            $16         $1,119        $28,439

DECEMBER 31, 1998
     U.S. Government and agency securities        $15,578           $114           $255        $15,437
     Equity securities                              1,661             --             --          1,661
     Corporate securities                           1,444             14             --          1,458
     Mortgage backed securities                    11,144             63              7         11,200
     State and municipal securities                 5,200            120              6          5,314

                                                  $35,027           $311           $268        $35,070

SECURITIES HELD TO MATURITY

DECEMBER 31, 1999
     State and municipal securities                  $677            $25             $1           $701

DECEMBER 31, 1998
     State and municipal securities                  $677            $58             $1           $734



(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 4 - DEBT AND EQUITY SECURITIES (CONCLUDED)

The contractual maturities of debt securities held to maturity and available for sale at December 31, 1999 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.


                                             HELD TO MATURITY                         AVAILABLE FOR SALE

                                                                 WEIGHTED                                WEIGHTED
                                         AMORTIZED    FAIR       AVERAGE        AMORTIZED      FAIR      AVERAGE
                                           COST       VALUE       YIELD           COST        VALUE       YIELD
Due in one year or less                    $  --      $ --           --%        $   564     $   564         6.11%
Due after one year through five years        275       280         5.59          11,126      10,850         5.95
Due after five years through ten years       402       421         6.12           6,764       6,465         5.41
Due after ten years                           --        --           --           9,314       8,786         6.47
                                            $677      $701                      $27,768     $26,665



Securities recorded at approximately $8,036 at December 31, 1999 and $3,533 at December 31, 1998 were pledged to secure public deposits and for other purposes required or permitted by law.

Gross realized gains and losses on sales of securities available for sale were $11 and $5, respectively, in 1998.

NOTE 5 - LOANS

Loans at December 31 consist of the following:


                                       1999             PERCENT OF       1998            PERCENT OF
                                     PORTFOLIO          PORTFOLIO        PORTFOLIO       PORTFOLIO
Commercial                           $  34,981           15.02%         $  29,446         15.15%
Real estate:
     Residential 1-4 family             23,493           10.09             24,772         12.74
     Commercial                        146,710           63.02            116,348         59.86
     Construction                       19,169            8.23             17,390          8.95
Consumer                                 8,472            3.64              6,405          3.30
     TOTAL LOANS                      $232,825          100.00%          $194,361        100.00%


(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 5 - LOANS (CONCLUDED)

Changes in the allowance for credit losses for the years ended December 31 are as follows:


                                                                        1999       1998         1997
Balance at beginning of year                                          $ 2,290     $ 2,122     $ 1,420
Provision charged to operations                                         3,730         425       1,015
Transfer from Prairie Security Bank                                        --          --         469

Charge-offs                                                              (247)       (411)       (807)
Recoveries                                                                 52         154          25
     NET CHARGE-OFFS                                                     (195)       (257)       (782)

     BALANCE AT END OF YEAR                                           $ 5,825     $ 2,290     $ 2,122

Ratio of net charge-offs to average loans outstanding                     .09%        .13%        .44%



Following is a summary of information pertaining to impaired loans:


                                                                         1999      1998         1997
DECEMBER 31
     Impaired loans without a valuation allowance                     $ 1,046     $ 2,130     $ 3,389
     Impaired loans with a valuation allowance                          3,680         362         992

     TOTAL IMPAIRED LOANS                                             $ 4,726     $ 2,492     $ 4,381

     VALUATION ALLOWANCE RELATED TO IMPAIRED LOANS                    $ 3,347     $   227     $   139

YEARS ENDED DECEMBER 31
     Average investment in impaired loans                             $ 1,495     $ 3,544     $ 3,258
     Interest income recognized on a cash basis on impaired loans          --          --          --


At December 31, 1999, there were no commitments to lend additional funds to borrowers whose loans were impaired. Loans over 90 days past due still accruing interest were $28 and $471 at December 31, 1999 and 1998, respectively.

Certain related parties of the Company, principally Bank directors and their associates, were loan customers of the Bank in the ordinary course of business during 1999 and 1998. Total loans outstanding at December 31, 1999 and 1998 to key officers and directors were $13,806 and $8,123, respectively. During 1999, advances totaled $9,637, and repayments totaled $3,954 on these loans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 6 - PREMISES AND EQUIPMENT

The components of premises and equipment at December 31 are as follows:


                                                   1999      1998
Land                                             $ 1,372   $ 1,636
Buildings and leasehold improvements               7,493     7,785
Equipment, furniture and fixtures                  6,379     5,685
Construction in progress                              66       148
     TOTAL COST                                   15,310    15,254
Less accumulated depreciation and amortization     6,123     5,780

     TOTAL PREMISES AND EQUIPMENT                $ 9,187   $ 9,474



The Bank leases equipment and premises under operating leases. Rental expense of leased premises and equipment was $309, $260 and $145 for 1999, 1998 and 1997, respectively, which is included in occupancy expense.

The Company has subleased portions of its premises to other companies under noncancellable agreements which expire from September 2000 to December 2001. The agreements require annual rentals ranging from $10 to $21.

Minimum net rental commitments under noncancellable leases having an original or remaining term of more than one year are as follows at December 31, 1999:

     2000                                          $  302
     2001                                             288
     2002                                             288
     2003                                             175
     2004                                              91
     Thereafter                                       977

     TOTAL MINIMUM PAYMENTS REQUIRED               $2,121

Certain leases contain renewal options of five years and escalation clauses based on increases in property taxes and other costs.

The minimum lease payments have not been reduced by minimum sublease rentals of $73 due in the future under the noncancellable subleases mentioned in the above paragraph.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 7 - DEPOSITS

The aggregate amount of time deposits with balances in excess of one hundred thousand dollars was approximately $27,773 and $14,065 at December 31, 1999 and 1998, respectively.

At December 31, 1999, the scheduled maturities of time deposits are as follows:

     2000                                                       $88,651
     2001                                                         8,263
     2002                                                           427
     2003                                                            59
     2004 and thereafter                                            127

     TOTAL                                                     $97,527

NOTE 8 - SHORT-TERM BORROWINGS

Short-term borrowings at December 31, 1999 are as follows:

Demand note issued to U. S. Treasury, bearing interest at
the federal funds rate less .25% (4.78% at December 31,
1999), due on demand, secured by securities pledged to the
Federal Reserve Bank of San Francisco in the amount of $5,713.          $  3,335

Note due to the Federal Home Loan Bank of Seattle, bearing
interest at 4.5%, due January 2000. The Bank has entered
into an Advances, Security and Deposit Agreement ("Agreement")
with the Federal Home Loan Bank of Seattle, which allows it
to borrow 10% of the Bank's assets.  Under the Agreement,
virtually all the Bank's assets, not otherwise encumbered,
are pledged as collateral for advances.                                    7,000

     TOTAL SHORT-TERM BORROWINGS                                         $10,335

In addition, the Bank has agreements with commercial banks for lines of credit totaling $6,000, none of which were used during 1999. The lines will mature in April 2000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 9 - LONG-TERM DEBT

Long-term debt at December 31 is as follows:


                                                                                          1999         1998
Note payable on behalf of and paid by the Company's KSOP, maturing March 2002;
due in monthly principal installments of $15, plus interest at 90% of prime rate
(7.65% at December 31, 1999), collateralized by 20,578
shares of Company stock; guaranteed by the Company and the Bank                          $  380       $  608

Note payable to Key Bank, maturing July 2002; due in annual installments of
 $550, plus monthly installments of interest at prime rate minus 85 basis points (7.65% at December 31, 1999), collateralized by investment in
First Community Bank                                                                      1,650       2,200

                                                                                         $2,030      $2,808



Principal reductions due on the above indebtedness for the years ending December 31 are as follows: 2000 - $728; 2001 - $728; and 2002 - $574.

Under the terms of the business loan agreement with Key Bank, the Company and the Bank must maintain certain financial ratios. The Company and the Bank were in compliance with all covenants at December 31, 1999.

NOTE 10 - INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return.

Income taxes are comprised of the following for the years ended December 31:


                                      1999       1998       1997
Current (refundable)                $ 1,617    $   914     $  (8)
Deferred (benefit)                   (1,119)       327      (225)

     TOTAL INCOME TAXES (BENEFIT)   $   498    $ 1,241     $(233)



(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 10 - INCOME TAXES (CONCLUDED)

The following is a reconciliation between the statutory and the effective federal income tax rate for the years ended December 31:


                                        1999                         1998                             1997
                                                        PERCENT                   PERCENT                             PERCENT
                                                        OF PRETAX                 OF PRETAX                           OF PRETAX
                                        AMOUNT          INCOME       AMOUNT       INCOME              AMOUNT          INCOME
Income tax based on statutory rate   $       632           34.0%    $     1,648           34.0%    $       165           34.0%
Adjustments resulting from:
     Tax-exempt income                      (144)          (7.8)            (95)          (2.0)            (48)          (9.9)
     Life insurance proceeds                  --             --              --             --            (377)         (77.6)
     Goodwill amortization                    70            3.8              65            1.3              70           14.4
     Tax credits                            (129)          (6.9)           (308)          (6.3)             --             --
     Other                                    69            3.7             (69)          (1.4)            (43)          (8.8)

     TOTAL INCOME TAXES (BENEFIT)    $       498           26.8%    $     1,241           25.6%    ($      233)         (47.9%)


The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are:


                                                                1999      1998
DEFERRED TAX ASSETS
     Allowance for credit losses, in excess of tax reserves   $ 1,864   $   670
     Deferred compensation and incentive bonuses                  492       350
     Book depreciation taken in excess of tax depreciation         26        --
     Unrealized loss on securities available for sale             376        --
     Other deferred tax assets                                     98        71
     TOTAL DEFERRED TAX ASSETS                                  2,856     1,091

DEFERRED TAX LIABILITIES
     Tax depreciation taken in excess of book depreciation         --        61
     Deferred income                                            1,712     1,292
     Unrealized gain on securities available for sale              --        15
     Other deferred tax liabilities                                --        89
     TOTAL DEFERRED TAX LIABILITIES                             1,712     1,457

     NET DEFERRED TAX ASSETS (LIABILITIES)                    $ 1,144   ($  366)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 11 - LIFE INSURANCE PROCEEDS

In the third quarter of 1997, an officer of the Bank died. As owner and beneficiary of a life insurance policy on the officer, the Company received $1,419 in insurance proceeds. Other income of $1,110 was recorded for the amount of proceeds received in excess of the cash surrender value of the policy. The former officer was also a participant in the Executive Supplemental Income Plan (see Note 15). Death benefits to the officer's beneficiary under that plan have been accrued by the Company. Expenses recorded in 1997 related to the survivor benefits were $379, and are included in employee benefits expense on the consolidated statements of income.

NOTE 12 - REPURCHASE OF STOCK AND STOCK OPTIONS

In February 1997, under a Stock Purchase Agreement between the Company and certain former directors and shareholders, the Company repurchased 122,750 shares of its stock for $2,512. In addition, 66,042 stock options were repurchased for $1,133, which was recorded in non-interest expenses.

NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the consolidated balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance- sheet instruments. A summary of the Bank's commitments at December 31 is as follows:


                                              1999      1998
Commitments to extend credit:
     Real estate secured                    $19,105   $18,444
     Credit card lines                        1,814     1,252
     Other                                   22,552    18,715

     TOTAL COMMITMENTS TO EXTENDED CREDIT   $43,471   $38,411

Standby letters of credit                   $ 1,060   $ 1,116



Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 70% of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES (CONCLUDED)

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

CONTINGENCIES

Because of the nature of its activities, the Company is from time to time subject to various pending and threatened legal actions which arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Company.

The Company has entered into contracts with certain of its executives and others, which provide for contingent payments subject to future events.

NOTE 14 - SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Bank has credit risk exposure, including off-balance-sheet credit risk exposure, related to real estate loans as disclosed in Notes 5 and 13. The ultimate collectibility of a substantial portion of the loan portfolio is susceptible to changes in economic and market conditions in the region. The Bank generally requires collateral on all real estate lending arrangements and typically maintains loan-to-value ratios of no greater than 80%.

Investments in state and municipal securities generally involve governmental entities within Washington State. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of practice, generally does not extend credit to any single borrower or group of related borrowers in excess of $6,000.

The contractual amounts of credit-related financial instruments such as commitments to extend credit, credit-card arrangements, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer defaults, and the value of any existing collateral become worthless.

NOTE 15 - BENEFIT PLANS

EMPLOYEE STOCK OWNERSHIP PLAN

The Company has a combined employee stock ownership and profit sharing plan with 401(k) provisions (KSOP) which covers substantially all employees who have completed at least one year of service. The Company accounts for the KSOP in accordance with Statement of Position 93-6, EMPLOYERS' ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. Accordingly, the balance of the debt of the KSOP is included in long-term debt on the accompanying consolidated balance sheets with a corresponding deduction from stockholders' equity. KSOP shares were pledged as collateral for the debt. As the debt is repaid, shares are released based on the proportion of debt paid and allocated to active employees. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares. Shares become outstanding for earnings per share computations at the time of allocation to the active employees.

(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 15 - BENEFIT PLANS (CONTINUED)

EMPLOYEE STOCK OWNERSHIP PLAN (CONCLUDED)

Eligible employees may defer up to 15% of their annual compensation in a pre-tax basis subject to certain IRS limits. The Company contributes to the plan one-half the employees' contributions up to 3% of the employees' compensation. Profit sharing contributions to the plan may also be made at the discretion of the Board of Directors. Company contributions to this plan totaled $300, $334 and $320 in 1999, 1998 and 1997, respectively. Cash dividends paid on unallocated shares which are collateral for debt are paid to reduce the principal of the debt. Dividends paid on allocated shares are distributed to the employee account.

The KSOP shares as of December 31 were as follows:


                                                  1999       1998          1997
Allocated shares                                162,844      143,657      113,830
Unallocated shares                               20,578       32,893       48,241

     TOTAL KSOP SHARES                          183,422      176,550      162,071

Estimated fair value of unallocated shares     $493,872     $953,897   $1,181,905



Upon termination from the plan, a participant may choose to have his account distributed in Company stock, to the extent of his investment in stock, or in cash. Certain participants may also be eligible to diversify a certain percentage of their accounts. A distribution of stock in the event of termination or diversification requires the Company to issue put options to the participant. This permits the participant to sell the stock to the Company at fair value at any time during the option periods, which can be as long as 18 months. At December 31, 1999, 1998 and 1997, outstanding put options were not material.

INCENTIVE COMPENSATION PLAN

Incentive compensation is awarded to officers and qualified employees based on the financial performance of the Company. Awards are payable if the Company and its subsidiaries meet earnings and other performance objectives and are determined as a percentage of their base salary. Fees paid to directors are also adjusted annually based on the financial performance of the Company. There were no awards under the plan for 1999. Awards for 1998 and 1997 totaled $262 and $35, respectively.

EXECUTIVE SUPPLEMENTAL INCOME PLAN

The Company provides an Employee Supplemental Income (ESI) plan covering a select group of management personnel. The post-retirement benefit provided by the ESI plan is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Expenses related to this plan totaled $409, $158 and $348 in 1999, 1998 and 1997, respectively.

Benefits to employees may be funded by life insurance policies purchased by the Company, which had cash surrender values of $2,870, $2,818 and $2,740 at December 31, 1999, 1998 and 1997, respectively. Liabilities to employees, which are being accrued over their expected time to retirement, were $718, $341 and $263 at December 31, 1999, 1998 and 1997, respectively.

(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 15 - BENEFIT PLANS (CONCLUDED)

DIRECTOR DEFERRED INCOME PLAN

In 1992 the Board of Directors approved a plan similar to the ESI plan under which a director may elect to defer director fees until retirement, and to provide a death benefit.

Benefits to directors may be funded by life insurance policies purchased by the Company, which had cash surrender values of $144, $141 and $419 at December 31, 1999, 1998 and 1997, respectively. Accrued liabilities to directors at December 31, 1999, 1998 and 1997 totaled $216, $218 and $183, respectively. No expenses associated with this plan were incurred in 1999. Expenses associated with this plan were $35 and $49 in 1998 and 1997, respectively.

NOTE 16 - STOCK DIVIDENDS

In 1998 the Board of Directors declared a 5% stock dividend to stockholders of record as of May 6, 1998. The effect of the dividend was to increase the number of shares outstanding by 99,187. In 1997 the Board of Directors declared a 5% stock dividend to stockholders of record as of April 15, 1997. The effect of the dividend was to increase the number of shares outstanding by 93,678. Accordingly, all references to number of common shares and per share data in these consolidated financial statements have been restated to reflect the stock dividends.

NOTE 17 - STOCK OPTION PLANS

The Company maintains stock option plans for non-employee members of the Board of Directors and incentive stock option plans for key employees. The exercise price of the stock options under the plans is usually not less than the fair market value of the stock at the date of grant. The Company has the first right of refusal to purchase any shares issued under the Plans prior to being sold on the open market.

The Company applies APB Opinion No. 25 and related interpretations in accounting for these plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards granted in 1999, 1998 and 1997 under these plans, consistent with the method prescribed by SFAS No. 123, the Company's net income and earnings per share would have been reduced to these pro forma amounts:


                        1999        1998        1997
Net income:
    As reported         $ 1,360     $ 3,605     $ 719
    Pro forma             1,081       3,159       333

Earnings per share:
    Basic:
       As reported      $   .64     $  1.74     $ .36
       Pro forma            .51        1.53       .17
    Diluted:
       As reported          .60        1.62       .34
       Pro forma            .49        1.48       .17


(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 17 - STOCK OPTION PLANS (CONTINUED)

The fair value of each option grant is estimated on the date of grant, based on the Black-Scholes option-pricing model and using the following weighted-average assumptions:


                              1999           1998         1997
Dividend yield                1.9%           --%         --%
Expected life                 10 years       10 years    10 years
Risk-free interest rate       4.7% to 5.2%   4.9%        6.1% to 6.3%



The weighted average fair value of options granted during 1999, 1998 and 1997 was $6.67, $11.48 and $7.90, respectively. In the opinion of management, the assumptions used in the option-pricing model are subjective and represent only one estimate of possible value, as there is no active market for Company options granted.

Options granted during 1999, 1998 and 1997 are 20% vested on each of the five subsequent anniversaries of the grant date. Vesting for 61,933 of these options is contingent upon "high performance" of the Bank as determined by the Company's executive committee.

Stock option and per share amounts for current and prior periods have been adjusted to reflect the effect of stock dividends, and are as follows:


                                                                               WEIGHTED
                                                                               AVERAGE
                                           EMPLOYEE     DIRECTOR   TOTAL       EXERCISE
                                           OPTIONS      OPTIONS    OPTIONS     PRICE
Under option at December 31, 1996           332,824      81,831     414,655    $  12.19
Granted                                     149,072       5,825     154,897       17.18
Exercised                                   (15,889)     (2,913)    (18,802)      10.82
Forfeited/repurchased                      (131,957)         --    (131,957)      11.17
   UNDER OPTION AT DECEMBER 31, 1997        334,050      84,743     418,793       14.42
Granted                                       7,000       5,000      12,000       26.67
Exercised                                   (35,680)         --     (35,680)       7.77
Forfeited/repurchased                        (7,574)     (2,913)    (10,487)      13.91
   UNDER OPTION AT DECEMBER 31, 1998        297,796      86,830     384,626       15.43
Granted                                      26,000          --      26,000       30.00
Exercised                                   (23,862)    (27,158)    (51,020)      10.37
Forfeited/repurchased                        (2,000)         (2)     (2,004)      29.96

   UNDER OPTION AT DECEMBER 31, 1999        297,932      59,670     357,602       17.13

Options exercisable at December 31, 1999    203,006      57,670     260,676


(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 17 - STOCK OPTION PLANS (CONCLUDED)

Options becoming exercisable under both stock option plans in future years ending December 31 are as follows: 2000 - 43,505; 2001 - 26,141; 2002 - 15,880;
2003 - 5,000 and 2004 - 4,400.

Options for 52,245 and 40,000 shares remain available to be granted under the director and employee plans, respectively, at December 31, 1999.

The following information summarizes information about stock options outstanding at December 31, 1999:


         OPTIONS OUTSTANDING                                                          OPTIONS EXERCISABLE
                                                  WEIGHTED
                                                  AVERAGE            WEIGHTED                               WEIGHTED
         RANGE OF                                 REMAINING          AVERAGE                                AVERAGE
         EXERCISE              NUMBER             CONTRACTUAL        EXERCISE         NUMBER                EXERCISE
         PRICES                OUTSTANDING        LIFE (YEARS)       PRICE            EXERCISABLE           PRICE
         Under $10.00            33,555           2.8               $  8.76             32,955             $  8.92
         $11.00 to $14.00       130,409           4.6                 13.76            130,409               13.76
         $17.28                 108,238           6.3                 17.28             72,352               17.28
         $20.00 to $23.00        51,400           7.9                 22.33             20,760               22.31
         $30.00                  34,000           9.7                 30.00              4,200               30.00

                                357,602                                                260,676



NOTE 18 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

CONDENSED BALANCE SHEETS - DECEMBER 31


                                                   1999       1998
ASSETS
     Cash                                         $   258   $   432
     Investment in subsidiaries                    31,954    32,423
     Premises and equipment                            --         2
     Other assets                                     518       374
     TOTAL ASSETS                                 $32,730   $33,231

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Long-term debt                               $ 2,030   $ 2,808
     Other liabilities                                 82        82
     TOTAL LIABILITIES                              2,112     2,890

STOCKHOLDERS' EQUITY                               30,618    30,341

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $32,730   $33,231



(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 18 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (CONTINUED)

CONDENSED STATEMENTS OF INCOME - YEARS ENDED DECEMBER 31


                                                                   1999      1998       1997
OPERATING INCOME
     Dividends received from subsidiaries                        $ 1,215    $    --    $ 2,900
     Interest                                                          4          3         17
     TOTAL OPERATING INCOME                                        1,219          3      2,917

OPERATING EXPENSES
     Interest                                                        142        197         83
     Other                                                            54        113         88
     Repurchase of stock options                                      --         --      1,133
     TOTAL OPERATING EXPENSES                                        196        310      1,304

     INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY
     IN UNDISTRIBUTED INCOME OF SUBSIDIARIES                       1,023       (307)     1,613

INCOME TAXES (BENEFIT)                                               (49)       197       (437)

     INCOME (LOSS) BEFORE EQUITY IN UNDISTRIBUTED
     INCOME OF SUBSIDIARIES                                        1,072       (504)     2,050

EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES/
   (DIVIDENDS IN EXCESS OF NET INCOME OF SUBSIDIARIES)               288      4,109     (1,331)

     NET INCOME                                                  $ 1,360    $ 3,605    $   719

CONDENSED STATEMENTS OF CASH FLOWS - YEARS ENDED DECEMBER 31

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                  $ 1,360    $ 3,605    $   719
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          (Equity in undistributed income of subsidiaries)
             dividends in excess of net income of subsidiaries      (288)    (4,109)     1,331
          Decrease in due from subsidiaries                           --        130      2,347
          Depreciation                                                 2          6          9
          Other - net                                                 34        746       (434)
     NET CASH PROVIDED BY OPERATING ACTIVITIES                     1,108        378      3,972

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of Prairie Security Bank                                --         --     (2,319)
     Additional investment in First Community Bank                    --         --     (2,000)
     NET CASH USED IN INVESTING ACTIVITIES                            --         --     (4,319)



(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 18 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (CONCLUDED)

CONDENSED STATEMENTS OF CASH FLOWS - YEARS ENDED DECEMBER 31


                                                             1999       1998       1997
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from exercise of stock options               $   530    $   277    $   203
     Payment for fractional shares                              --        (14)       (13)
     Repurchase of common stock                                 --        (80)    (2,512)
     Proceeds from issuance of long-term debt                   --         --      2,750
     Payments on long-term debt                               (550)      (550)        --
     Payment of dividends                                   (1,262)        --         --
     Other                                                      --         --       (103)
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES    (1,282)      (367)       325

     NET INCREASE (DECREASE) IN CASH                          (174)        11        (22)

CASH
     Beginning of year                                         432        421        443

     END OF YEAR                                           $   258    $   432    $   421



NOTE 19 - REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines on the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined).

(CONTINUED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 19 - REGULATORY MATTERS (CONCLUDED)

As of December 31, 1999, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The actual capital amounts and ratios are as follows:


                                                                                                   TO BE WELL CAPITALIZED
                                                                                                   UNDER PROMPT
                                                                          CAPITAL ADEQUACY         CORRECTIVE ACTION
                                              ACTUAL                      PURPOSES                 PROVISIONS
                                              AMOUNT          RATIO       AMOUNT         RATIO     AMOUNT          RATIO
DECEMBER 31, 1999
     TIER 1 CAPITAL (TO AVERAGE ASSETS):
       Consolidated                           $24,261         8.47%       $11,463       4.00%          N/A          N/A
       FCB                                     25,597         8.95         11,439       4.00       $14,299         5.00%
     TIER 1 CAPITAL (TO RISK-WEIGHTED ASSETS):
       Consolidated                            24,261         8.94         10,850       4.00           N/A          N/A
       FCB                                     25,597         9.44         10,842       4.00        16,263         6.00
     TOTAL CAPITAL (TO RISK-WEIGHTED ASSETS):
       Consolidated                            27,682        10.21         21,700       8.00           N/A          N/A
       FCB                                     29,015        10.70         21,684       8.00        27,105        10.00

DECEMBER 31, 1998
     TIER 1 CAPITAL (TO AVERAGE ASSETS):
       Consolidated                           $23,428         8.59%       $10,913       4.00%          N/A          N/A
       FCB                                     24,458         8.99         10,884       4.00       $13,605         5.00%
     TIER 1 CAPITAL (TO RISK-WEIGHTED ASSETS):
       Consolidated                            23,428        10.60          8,840       4.00           N/A          N/A
       FCB                                     24,458        11.09          8,821       4.00        13,232         6.00
     TOTAL CAPITAL (TO RISK-WEIGHTED ASSETS):
       Consolidated                            25,718        11.64         17,679       8.00           N/A          N/A
       FCB                                     26,748        12.13         17,642       8.00        22,053        10.00


Management believes, as of December 31, 1999, that the Company and the Bank meet all capital requirements to which they are subject.

RESTRICTIONS ON RETAINED EARNINGS

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1999, all of the Bank's retained earnings were available for dividend declaration to its parent company without prior regulatory approval.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 20 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments at December 31 were as follows:


                                                   1999                                     1998
                                                   RECORDED            FAIR                 RECORDED           FAIR
                                                   AMOUNT              VALUE                AMOUNT             VALUE
FINANCIAL ASSETS
     Cash and due from banks,
       interest bearing deposits with
       banks, and federal funds sold               $  10,485           $  10,485           $  15,257           $  15,257
     Securities available for sale                    28,439              28,439              35,418              35,418
     Securities held to maturity                         677                 701                 677                 734
     Loans held for sale                               2,951               2,951               4,456               4,456
     Loans receivable, net                           227,000             224,991             192,071             191,649

FINANCIAL LIABILITIES
     Deposits                                       $245,527            $246,148            $235,587            $236,093
     Long-term debt                                    2,030               2,030               2,808               2,808
     Federal funds purchased                           3,200               3,200                 --                 --
     Short-term borrowings                            10,335              10,335                 500                 500



NOTE 21 - OTHER OPERATING INCOME AND EXPENSES

Other operating income and expenses include the following amounts which are in excess of 1% of the total of interest income and non-interest income for the years ended December 31:


                                                                           1999                 1998                1997
OTHER OPERATING INCOME
     Gain on sale of foreclosed real estate                                 $ 11                $431               $  11
     Commission on sale of non-deposit investment products                   640                 594                 273

OTHER OPERATING EXPENSE
     Amortization of goodwill                                               $408                $391                $290
     State taxes                                                             398                 391                 338
     Advertising                                                             184                 162                 440
     Consulting                                                              208                 210                 518
     Telephone                                                               273                 232                 243


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 22 - EARNINGS PER SHARE DISCLOSURES

Following is information regarding the calculation of basic and diluted earnings per share for the years indicated:


                                       NET INCOME        SHARES            PER SHARE
                                      (NUMERATOR)      (DENOMINATOR)       AMOUNT
YEAR ENDED DECEMBER 31, 1999
     Basic earnings per share:
       Net income                     $ 1,360           2,137,502          $   .64
     Effect of dilutive securities:
       Options                             --             130,176             (.04)
     Diluted earnings per share:
       NET INCOME                     $ 1,360           2,267,678          $   .60

YEAR ENDED DECEMBER 31, 1998
     Basic earnings per share:
       Net income                     $ 3,605           2,070,491          $  1.74
     Effect of dilutive securities:
       Options                             --             159,769             (.12)
     Diluted earnings per share:
       NET INCOME                     $ 3,605           2,230,260          $  1.62

YEAR ENDED DECEMBER 31, 1997
     Basic earnings per share:
       Net income                     $   719           2,001,527          $   .36
     Effect of dilutive securities:
       Options                             --             134,465             (.02)
     Diluted earnings per share:
       NET INCOME                     $   719           2,135,992          $   .34


The number of shares shown for "options" is the number of incremental shares that would result from exercise of options and use of the proceeds to repurchase shares at the average market price during the year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

First Community Financial Group, Inc. and Subsidiaries
December 31, 1999 and 1998

NOTE 23 - COMPREHENSIVE INCOME

Net unrealized losses included in other comprehensive income for the years ended December 31 were computed as follows:


                                                                  BEFORE-TAX     TAX           NET-OF-TAX
                                                                  AMOUNT         BENEFIT       AMOUNT
1999
     Unrealized holding losses arising during the year           $ 1,146        $390              $756
     Plus reclassification adjustments for gains realized
       in net income                                                  --          --                --

     NET UNREALIZED LOSSES                                       $ 1,146        $390              $756


1998
     Unrealized holding losses arising during the year           $    54        $ 18              $ 36
     Plus reclassification adjustments for gains realized
       in net income                                                   6          2                  4

     NET UNREALIZED LOSSES                                       $    60        $ 20              $ 40


1997
     Unrealized holding gains arising during the year            $   123        $ 42              $ 81
     Plus reclassification adjustments for gains realized
       in net income                                                  --          --                --

     NET UNREALIZED GAINS                                        $   123        $ 42              $ 81



NOTE 24 - SUBSEQUENT EVENT

Subsequent to December 31, 1999, the Company declared a dividend in the amount of $.10 per share to be paid on February 11, 2000 for shareholders of record as of January 31, 2000.

[FCFG
FIRST COMMUNITY FINANCIAL GROUP LOGO]

PROXY FOR 2000 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      May 9, 2000

THE UNDERSIGNED HEREBY AUTHORIZES THE VOTE, AS DESIGNATED BELOW, OF ALL THE SHARES OF COMMON STOCK OF FIRST COMMUNITY FINANCIAL GROUP, INC. HELD ON RECORD BY THE UNDERSIGNED ON MARCH 24, 2000 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 6:00 PM ON MAY 9, 2000 OR ANY ADJOURNMENT OF SUCH MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING DIRECTORS:


Please check X only     A. PATRICK L. MARTIN    / / FOR   / / AGAINST   / / ABSTAIN

ONE for EACH            B. KEN F. PARSONS, SR.  / / FOR   / / AGAINST   / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES
WILL BE VOTED FOR AS RECOMMENDED BY THE BOARD OF DIRECTORS. SIGNATURES SHOULD
AGREE WITH NAME INDICATED TO THE RIGHT.

______________________________  Shareholder Name
SIGNATURE OF SHAREHOLDER(S)     Shareholder Address Line 1
                                Shareholder Address Line 2

______________________________  Account ID: ______________ Shares: ______________
SIGNATURE OF SHAREHOLDER(S)

                     ______ I PLAN TO ATTEND THE MEETING IN OLYMPIA, WASHINGTON,
                            AT 6:00 PM ON MAY 9, 2000.

PLEASE DATE, SIGN AND RETURN THIS PROXY. EVEN IF YOU PLAN TO ATTEND THE
MEETING, PLEASE RETURN THIS PROXY. THANK YOU.
